SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PCTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

A LETTER FROM OUR CEO

Dear Fellow Stockholders,

Thank you for your investment in PCTEL. We appreciate your confidence in our business. PCTEL achieved double digit year-over-year growth in 2022 with solid earnings driven by market demand, product availability and financial discipline. We maintained our dividend and made investments for growth through the development and introduction of new products. We are pleased that our revenue and earnings grew for a second consecutive year as the world recovers from the impact of the COVID-19 pandemic. Our priorities of taking care of our employees and serving our customers during these challenging past few years have positioned the company well to keep a very talented team intact and to be able to respond quickly to customer needs. We have long-tenured employees across the organization that execute extremely well to achieve our goals. We remain guided by our mission and values and anchored in our strategies.

Wireless communications play a major role in our daily lives. PCTEL supports the wireless communications ecosystem, from transmission and reception to testing networks across the leading wireless technologies and applications. Our three core strategies to grow the company are: launching innovative wireless products; expanding and leveraging our distribution channels; and increasing market share by providing more components of the overall wireless communications systems. We offer market leading test and measurement tools, IoT devices and antenna products for critical communications.

Our best-in-class scanning receivers verify 5G network operation, troubleshoot issues and perform comprehensive benchmarking across network carriers. In-building public safety wireless networks are verified using our scanning receivers, software and cloud-based management tools to keep first responders safe. We are market leaders in the agriculture, heavy machinery, utilities and mining industries that rely on wireless communications and our ruggedized IoT devices and extensive portfolio of advanced antennas.

We believe there are significant opportunities in our core market segments, including agriculture, rail, public safety, utilities, and industrial vehicular applications that require high performance wireless connectivity. We are very pleased with our expanding presence in Europe anchored by our office in Sweden and our Smarteq antenna products. Our European team is driving our customer and channel expansion in the region, particularly in our smart metering, vehicular and EV market segments.    These distribution channels, along with those in the U.S., create scale and leverage our core talents globally across a broader customer base. We will continue to complement organic growth through acquisition of antenna and IoT companies to enable us to provide more components of the wireless systems and capture additional market share.

Our excellent financial performance in 2022 reflects our ability to successfully navigate in today’s competitive environment. We recognize that we may face challenges in the year ahead resulting from inflation, customer supply chain delays and regional recessions, but we are confident that our team will address these successfully. Our company is well positioned to serve critical wireless connectivity industries and grow to create value for all stockholders.

Your vote is important. Whether or not you plan on attending the annual meeting virtually, we encourage you to vote your shares to ensure that you are represented at the meeting.

Sincerely,

David A. Neumann
Chief Executive Officer

Bloomingdale, IL

May 11, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 22, 2023

11:00 a.m. Central Time

To Our Stockholders:

The 2023 annual meeting of stockholders of PCTEL, Inc., a Delaware corporation, will be held on June 22, 2023 at 11:00 a.m. Central Time virtually via live audiocast, for the following purposes:

1.   The election of the three Class III director nominees named in the proxy statement to serve as directors for three-year terms that will expire at the 2026 annual meeting of stockholders;

2.   A non-binding advisory vote to approve the Company’s 2022 named executive officer compensation;

3.  A non-binding advisory vote on the frequency of future votes to approve named executive officer compensation;

4.   The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

5.   The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 26, 2023 are entitled to notice of, and to vote at, the meeting.

Your participation in the annual meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the annual meeting, you must provide evidence of your stock ownership as of April 26, 2023 or a valid proxy showing that you are representing a stockholder entitled to vote at the meeting. Instructions for doing so are posted at www.virtualshareholdermeeting.com/PCTI2023. Stockholders attending the annual meeting may vote electronically and submit questions electronically during the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting for at least ten days prior to June 22, 2023. Please e-mail company.secretary@pctel.com if you wish to examine the stockholder list prior to the annual meeting.

Sincerely,

Shelley J. Bacastow
Senior Vice President, Chief Legal Officer and Company Secretary

Bloomingdale, IL

May 11, 2023

YOUR VOTE IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE

BY FOLLOWING THE INSTRUCTIONS LOCATED ON THE NOTICE REGARDING THE

AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 22, 2023: The Proxy Statement and Annual Report for the fiscal year ended December 31, 2022 are available electronically free of charge at http://www.proxyvote.com.

PCTEL, INC.

PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of PCTEL, Inc. is soliciting proxies for the 2023 annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

Our Board of Directors has set April 26, 2023 as the record date for the annual meeting (the “Record Date”). Stockholders of record at the close of business on the Record Date are entitled to attend and vote at the annual meeting, with each share entitled to one vote. There were 19,083,075 shares of our common stock outstanding on the Record Date. The closing price of our common stock on the Nasdaq Global Select Market on the Record Date was $4.67 per share.

This proxy statement is first being made available on or about May 11, 2023 to stockholders entitled to vote at the annual meeting.

In this proxy statement:

•	“We,” “Company,” “our,” and “PCTEL” each means PCTEL, Inc.

•	If you hold shares in “street name,” it means that your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization and record ownership is not in your name.

•	“SEC” means the Securities and Exchange Commission.

•

“Beneficial ownership” of stock generally means that, although you (or the person or entity in question) do not hold the shares of record in your name, you do have investment or voting control, and/or an economic or “pecuniary” interest, in the shares through an agreement or relationship.

QUESTIONS AND ANSWERS

Q:	When and where is the annual meeting?

A:	Our annual meeting is being held virtually on Thursday, June 22, 2023 at 11:00 a.m. Central Time at the web address set forth in the answer immediately below.

Q:	How do I attend the annual meeting?

A:

If you were a PCTEL stockholder as of the close of business on the Record Date or you hold a valid proxy from such a stockholder for the annual meeting, you may attend the annual meeting virtually via the Internet and participate by submitting questions electronically and voting shares electronically.

Instructions for attending the meeting virtually via the Internet, including how to demonstrate proof of stock ownership, vote, and submit questions, are posted at www.virtualshareholdermeeting.com/PCTI2023. You will need the 16-digit control number indicated on the Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) in order to participate in the annual meeting virtually and submit questions or vote shares.

You may also attend the annual meeting as a guest; however, guests at the annual meeting will be in “listen only” mode and will not be able to submit questions or vote shares.

Q:	How will the annual meeting be conducted?

A:

The annual meeting will be conducted virtually through the Internet with audio participation only. Directors, relevant executive officers, and representatives of our auditors will attend the meeting and be available for questions. If you were a PCTEL stockholder as of the close of business on the Record Date or you hold a valid proxy from such a stockholder, you will be able to attend the meeting virtually via the Internet and vote your shares electronically and submit questions electronically during the meeting. In addition, you may submit questions electronically in advance of the annual meeting until 11:59 p.m. Eastern Time on June 21, 2023 through http://www.proxyvote.com after logging in with your 16-digit control number indicated on the Notice of Availability.

Q:	Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

A:

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our annual meeting. On or about May 11, 2023, we first released the Notice of Availability to our stockholders of record at the close of business on the Record Date. The Notice of Availability contains instructions on how to access our proxy materials and how to vote online, virtually at the annual meeting, or by mail. The Notice of Availability also contains a control number that you will need to submit questions and vote your shares.

Q:	How do I request paper copies of the proxy materials?

A:

You may request, free of charge, paper copies of the proxy materials for the annual meeting by following the instructions listed on the Notice of Availability. In addition, we will provide you, free of charge, a copy of our 2022 Annual Report on Form 10-K, upon written request sent to PCTEL, Inc., 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: Company Secretary, or to company.secretary@pctel.com. Our Annual Report on Form 10-K is also available on our website at https://investor.pctel.com/annual-meeting.

Q:	What does it mean if I receive more than one Notice of Availability or set of proxy materials?

A:

You may receive more than one Notice of Availability or more than one paper copy of the proxy materials, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Availability or a separate set of proxy materials for each brokerage account in which you hold your shares. To vote all of your shares by proxy, you must vote at the Internet site address listed on the Notices of Availability or your proxy cards, call the toll-free number listed on the Notices of Availability or your proxy cards, or sign, date and return each proxy card that you receive. You will need the control number indicated on each Notice of Availability that you receive in order to vote the shares in the respective accounts.

Q:	What information is included in this proxy statement?

A:

This proxy statement describes issues on which we would like you, as a stockholder, to vote. It gives you information on these issues so that you can make an informed decision. This proxy statement also outlines the methods by which you can vote your shares.

Q:	What am I voting on?

A:	You are being asked to vote on the following proposals:

•

The election of the three Class III director nominees named in this proxy statement to serve as directors for three-year terms that will expire at the 2026 annual meeting of stockholders (Proposal #1);

•	A non-binding advisory vote to approve the Company’s 2022 named executive officer compensation, commonly referred to as “say-on-pay” (Proposal #2);

•	A non-binding advisory vote on the frequency of future say on pay votes (Proposal #3); and

•	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal #4).

Q:	How do proxies work?

A:

The Board of Directors is requesting your proxy. Giving your proxy means that you authorize each of the persons named as proxies therein (David A. Neumann and Kevin J. McGowan) to vote your shares at the annual meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and submit a proxy but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board’s recommendations. The Board’s recommendations are set forth in the Summary of Proposals on page 6 and are explained in greater detail on pages 8 through 16. Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the annual meeting in such manner as they determine. We are not aware of any other matters to be presented at the annual meeting as of the date of this proxy statement.

Q:	Who is soliciting my vote?

A:

The Board of Directors is making this proxy solicitation and PCTEL will bear the entire cost of it, including the preparation, assembly, printing, posting, and mailing of proxy materials. PCTEL may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. PCTEL has engaged Broadridge Financial Solutions, Inc. to tabulate the proxies. In addition to this solicitation, proxies may be solicited by the Company’s directors, officers and other employees by telephone, the Internet, fax, in person or otherwise. None of these persons will receive any additional compensation for assisting in the solicitation.

Q:	How do I vote?

A:

If your shares are registered directly in your name, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to persons designated by the Company (as specified in the answer to the question “How do proxies work?” above) or to a third party. You may also attend the annual meeting and vote by following the instructions for attending the meeting. If you receive a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: (1) voting online at the Internet site address listed on your proxy card; (2) calling the toll-free number listed on your proxy card; or (3) mailing your signed and dated proxy card in the self-addressed envelope provided. If you receive only the Notice of Availability by mail, you may vote your shares by proxy by doing any one of the following: (1) voting online at the Internet site address listed on your Notice of Availability; or (2) calling the toll-free number listed on your Notice of Availability. You will need the control number indicated on the Notice of Availability that you receive in order to vote your shares. You may also request a paper copy of our proxy materials by following the procedures outlined above (see the answer to “How do I request paper copies of the proxy materials?”) or in the Notice of Availability. Even if you plan to attend the annual meeting, we recommend that you vote by proxy prior to the annual meeting. You can change your vote as described in the answer immediately below.

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. You should follow the voting instructions provided to you by the organization that holds your shares. You may attend the annual meeting virtually and vote. Instructions for attending the annual meeting are set forth above in the answer to the questions “When and where is the annual meeting?” and “How do I attend the annual meeting?”.

Q:	What if I change my mind after I return my proxy?

A:	You may revoke your proxy (that is, cancel it) and change your vote prior to the annual meeting by:

•	Signing and returning another proxy card with a later date if you are a stockholder of record;

•	Voting at the meeting; or

•	Voting again via the Internet or by telephone. Telephone and Internet voting facilities will close at 11:59 p.m. Eastern time on June 21, 2023.

Q:	What is a “broker non-vote”?

A:

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients (who are the beneficial owners of the shares), brokers have the discretion to vote such shares on routine matters (such as the ratification of the appointment of our independent registered public accounting firm (Proposal #4)); however, brokers may not vote on non-routine matters (such as the election of directors (Proposal #1), the non-binding say-on-pay advisory vote (Proposal #2), and the non-binding advisory vote on the frequency of future say-on-pay votes (Proposal #3)) without specific instructions from their clients. Thus, because the proposals to be acted upon at the meeting consist of both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matter but expressly states that the broker is NOT voting on the non-routine matters, which is referred to as a “broker non-vote.” A broker non-vote may also occur with respect to a routine matter if the broker expressly instructs on the proxy card that it is not voting on the matter.

Q:	How are broker non-votes counted?

A:

Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast on a proposal, whether such proposal is a routine or non-routine matter.

Q:	Will my shares be voted if I do not submit a proxy?

A:

Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting. Therefore, it is critical that you cast your vote for both routine and non-routine matters if you want your vote to count.

Beneficial owners — If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal #1), the non-binding advisory vote to approve the Company’s named executive officer compensation (Proposal #2), and the non-binding advisory vote to approve the frequency of the non-binding advisory vote on the Company’s named executive officer compensation (Proposal #3), all of which are considered “non-routine” matters. If you do not provide specific voting instructions, the broker, bank, trustee or nominee that holds your shares cannot vote on these non-routine matters. The broker, bank, trustee or nominee that holds your shares will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal #4), which is considered a routine matter.

Q:	How many votes can be cast at the meeting?

A:

As of the Record Date, 19,083,075 shares of PCTEL common stock were outstanding. Each outstanding share of common stock entitles the holder of such share to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 19,083,075 votes that may be cast on each matter at the meeting.

Q:	What is a “quorum”?

A:

A “quorum” is the number of shares that must be present or represented by proxy in order for business to be transacted at the meeting. The required quorum for the annual meeting is a majority of the shares of common stock outstanding on the Record Date. All shares represented by completed and signed proxy cards, Internet votes, telephone votes and votes cast by those stockholders who attend the annual meeting will be counted toward the quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND NOMINATIONS FOR

2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders are entitled to present proposals for action and director nominations at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) only if they comply with applicable requirements of the proxy rules established by the SEC and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our Company Secretary at the following address: 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: Company Secretary, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2024 Annual Meeting that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than January 12, 2024 and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”).

If a stockholder intends to submit a proposal or director nomination for consideration at our 2024 Annual Meeting outside the procedures of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws. According to our bylaws, the Company Secretary must receive notice of any matter or nominations to be presented at the 2024 Annual Meeting no earlier than the close of business on February 23, 2024 (the 120th day prior to June 22, 2024, the one-year anniversary of this year’s annual meeting) and no later than the close of business on March 24, 2024 (the 90th day prior to June 22, 2024). However, in the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of this year’s annual meeting, such notice must be delivered no earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2024 Annual Meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of the 2024 Annual Meeting, the tenth day following the day on which the Company first publicly announces the date of the 2024 Annual Meeting. The notice with respect to any matter or nomination must comply with our bylaws, including Section 2.5 thereof. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees under Rule 14a-19 under the Exchange Act must comply with the requirements of Rule 14a-19 under the Exchange Act. The Company will disregard any proxies solicited for a stockholder’s director nominees if such stockholder fails to comply with such requirements. A copy of the relevant bylaw provisions is available upon written request to our Company Secretary at the address provided above.

DISCRETIONARY VOTING AUTHORITY

The accompanying proxy card grants the proxy holders discretionary authority to vote upon any other matter properly presented at the meeting, or any postponement or adjournment thereof, and they may name others to take their place. In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.

SUMMARY OF PROPOSALS

The Board of Directors has included four proposals on the agenda for our 2023 annual meeting of stockholders. The following is a brief summary of the matters to be considered and voted upon by the stockholders.

Proposal #1: Election of Directors

The first proposal on the agenda for the annual meeting is the election of three Class III directors to serve until the 2026 annual meeting of stockholders or until their respective successors are duly elected and qualified, as the case may be. The Board of Directors has nominated Steven D. Levy, David A. Neumann, and Anthony R. Rossabi to serve as the Class III directors. The Company has three classes of directors with staggered three-year terms. Additional information about the election of directors and a biography of each nominee begins on page 8. Additional information about the Company’s corporate governance practices begins on page 18.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the Class III director nominees.

Proposal #2: Non-binding Advisory Vote to Approve the Company’s 2022 Named Executive Officer Compensation (“Say-on-Pay”)

The second proposal on the agenda for the annual meeting is a non-binding advisory vote on the Company’s compensation for its named executive officers, as described in this proxy statement. As an advisory vote, the say-on-pay proposal is not binding upon the Company; however, the Board and our Compensation Committee will give careful consideration to the results of voting on this proposal. The Company’s overall philosophy is to offer competitive compensation opportunities that enable the Company to attract, motivate and retain highly-experienced executive officers who will provide leadership for the Company’s success and enhance stockholder value. The Company believes that its compensation for named executive officers, which includes short-term and long-term elements, fulfills this goal and is closely aligned with the long-term interests of its stockholders. More information about this proposal begins on page 13.

The Board of Directors recommends that stockholders vote “FOR” approval of the Company’s 2022 named executive officer compensation.

Proposal #3: Non-Binding Advisory Vote to Approve the Frequency of Future Say-On-Pay Votes

The third proposal on the agenda for the annual meeting is an opportunity for stockholders to cast a non-binding advisory vote on how often the Company should include a non-binding advisory vote on compensation for its named executive officers in the Company proxy materials, as required by SEC rules. The Company’s stockholders may have an advisory vote on named executive officer compensation every year, every two years, or every three years. The Company believes that an advisory vote to approve named executive officer compensation should be conducted every year to enable stockholders to annually express their views on the Company’s executive compensation program. More information about this proposal begins on page 14.

The Board of Directors recommends that stockholders vote “1 YEAR” on Proposal #3 in order to hold future say-on-pay votes EVERY YEAR (as opposed to every two years or every three years).

Proposal #4: Ratification of the Appointment of our Independent Registered Public Accounting Firm

The fourth proposal on the agenda for the annual meeting is the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. More information about this proposal begins on page 15.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Other Matters

Other than the proposals listed above, the Board of Directors does not currently intend to present any matters to be voted on at the 2023 annual meeting. The Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card or submitted proxy voting instructions on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL #1

ELECTION OF DIRECTORS

Board of Directors

PCTEL has three classes of directors elected to serve staggered three-year terms. There are currently three Class III directors whose terms are expiring at this 2023 annual meeting, two Class I directors whose terms will expire at the 2024 annual meeting, and two Class II directors whose terms will expire at the 2025 annual meeting.

Nominees

The Board of Directors has nominated current Class III directors Steven D. Levy and David A. Neumann and Class III director nominee Anthony R. Rossabi for election at this 2023 annual meeting. Mr. Levy joined the Board of Directors in 2006 and currently serves as a member of the Audit Committee. Mr. Neumann joined the Board of Directors in 2017 and currently serves as the Company’s Chief Executive Officer. Mr. Rossabi has not previously served as a member of the Board of Directors. Information about the nominees is set forth below in “Board Diversity, Skills and Experience.” If elected, each nominee will continue as a director until the expiration of their three-year term at the annual meeting of stockholders in 2026 and until a successor is duly elected and qualified, or until their earlier resignation, removal, or death. Mr. Marini, currently serving as a Class III director, has decided not to stand for re-election to the Company’s Board of Directors after having served on the Board for 27 years. The Company deeply appreciates his guidance and dedication throughout his tenure.

The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three Class III director nominees. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director.

Board Diversity, Skills and Experience

Board Diversity. The Nominating and Governance Committee has sought diversity in Board members’ skill sets, business experience, financial and accounting experience, educational achievements, potential contributions, gender, race, and ethnicity with a goal of bringing diverse business experience, knowledge, and perspectives to the Board of Directors. The Company believes diversity on the Board of Directors better reflects the diversity of the Company’s employees, customers, and other stakeholders, and promotes improved employee recruiting and retention.

Board Diversity Matrix (as of April 26, 2023)
	Female	Male
Total Number of Directors	7
Part I: Gender Identity
Directors	3	4
Part II: Demographic Background
African American or Black	1	0
White	2	4

Board Skills and Experience. The Nominating and Governance Committee seeks Board members with diverse business experience and skills essential to the oversight of the Company and complementary to those of the existing Board members. The primary areas in which each Board nominee and current Board member contribute their expertise are indicated in the chart below.

	Class I		Class II		Class III Nominees
	Cindy K. Andreotti	Cynthia A. Keith	Gina Haspilaire	M. Jay Sinder	Steven D. Levy	David A. Neumann	Anthony R. Rossabi
Skills & Experience
Audit/Finance Expertise		●		●
Corporate Governance/Public Company Management	●	●	●	●	●	●	●
Human Resource Management	●	●	●				●
Mergers & Acquisitions	●	●		●	●	●	●
Operations/Supply Chain Management	●		●	●			●
P&L Responsibility	●	●	●	●	●	●	●
Risk Management	●	●				●	●
Sales/Marketing/Product Management	●		●		●	●	●
Strategic Planning	●	●	●		●	●	●
Telecommunications Industry Experience	●	●	●	●	●	●	●

Board Biographical Information. The following sets forth biographical information as to the business experience and directorships of each of the nominees for Class III of our Board of Directors and each of our directors for the past five years.

Class I Directors
Name, Position, Age and Board Tenure	Background Information
Cindy K. Andreotti Independent Director Age: 67 Joined Board: 2013

•  President and Chief Executive Officer of The Andreotti Group, a strategic business advisory firm focused on sales, marketing, distribution, go-to-market, financial and business plan development in addition to M&A investment strategy, design, and implementation across the globe, since 2005

•  Enjoyed a 26-year career in the telecommunications industry (12 years with AT&T Inc. and 14 years with MCI Telecommunications Inc.), and held positions of progressively increasing executive and corporate management responsibility

•  Served on the Board of Directors of APAC Customer Services, Inc., a public company providing customer interactive solutions, from 2005 to 2011

•  Serves on the board of several private companies and charitable organizations

•  Bachelor of Arts degree in Business Administration and Women in Management from the College of St. Catherine

Discussion of individual experience, qualifications, attributes, and skills	Ms. Andreotti’s industry experience in telecommunications sales, marketing, operations and management qualify her to serve on the Company’s Board of Directors, as Chair of the Nominating and Governance Committee, and as a member of the Compensation Committee.

Cynthia A. Keith Independent Director Age: 66 Joined Board: 2018

•  25-year career with PricewaterhouseCoopers, LLP (“PwC”), the world’s largest multinational professional services firm, and served as a partner of the firm from 2000 until her retirement in 2014

•  Specialized in audits of and consulting with technology and communications clients, including global public companies focused on mergers and acquisitions as well as companies in various stages of growth

•  Has served on the Board of Directors of City Bank of Texas since 2016 and the Board of Directors of South Plains Financial (SPFI), the public holding company of City Bank of Texas, since 2019

•  Has served on boards of several charitable organizations supporting entrepreneurial and educational causes

•  Bachelor of Science in Business Administration with a concentration in Accounting from University of Texas at Dallas

•  Certified Public Accountant in the State of Texas

Discussion of individual experience, qualifications, attributes, and skills	The depth and breadth of Ms. Keith’s 25 years of experience as a CPA serving technology and communications companies, as well as her leadership positions with PwC, qualify her to serve on the Company’s Board of Directors, as Chair of the Audit Committee, and as a member of the Company’s Nominating and Governance Committees.
Class II Directors
Name, Position, Age and Board Tenure	Background Information
Gina Haspilaire Independent Director Age: 60 Joined Board: 2015

•  Joined Netflix, Inc., a media-services provider and production company, in October 2019 as Vice President of Open Connect–Network Strategy, Planning, and ISP Partnerships responsible for heading ISP partnerships and the network architecture, deployment, and interconnection strategies that enable the delivery of Netflix shows and films to members around the world

•  Served as Chief Human Resources Officer of Reliance Communications (Enterprise) and Global Cloud Xchange, a global data communications service provider, and led the company’s global human resources, facilities management, and sales operations from January 2015 to September 2019

•  Previously held executive positions at Henkel Adhesive Technologies, a leading solution provider for adhesives, sealants and functional coatings; Pacnet Limited, a global telecommunications service provider; and Heidrick & Struggles, an executive search firm

•  Served on advisory boards of several companies and organizations

•  Bachelor of Science degree in Mathematics/Computer Science from St. John’s University in New York and an MBA from Columbia University

Discussion of individual experience, qualifications, attributes, and skills	Ms. Haspilaire’s telecommunications services experience in general management, global strategy, business development, sales and marketing, human resources, and customer service, together with her manufacturing sector experience, qualify her to serve on the Company’s Board of Directors, as Chair of the Compensation Committee, and as a member of the Nominating and Governance Committee.

M. Jay Sinder Independent Director Age: 56 Joined Board: 2014

•  Chair of the Board of the Company since July 2022

•  Chief Financial Officer of Jellyvision Labs, Inc., an employee benefits guidance SaaS company, since July 2021

•  Chief Financial Officer of DialogTech, Inc, a marketing analytics company that enables companies to optimize their inbound phone calls, from July 2020 through its acquisition in May 2021

•  General Manager of Verint ForeSee (Nasdaq: VRNT), a voice of customer SaaS company, from December 2018 to January 2020, as Chief Executive Officer of ForeSee Results, Inc. from November 2018 to December 2018 when the company was purchased by Verint Systems Inc., and as its Chief Financial Officer from August 2017 through November 2018

•  Chief Financial Officer of ByteGrid Holdings LLC, a data center and managed services company, from July 2015 through July 2017

•  Previously served as a consultant to various start-up and venture capital-backed software companies and in executive and financial positions for various companies, including as Chief Executive Officer, Chief Financial Officer, Treasurer, and Vice President of Corporate Development

•  Served on the Board of Directors of Contec Ltd. from 2013 to 2022 and previously served on the boards of several other private companies

•  Bachelor of Science degree from the University of Michigan and a Master’s degree in Business Administration from the University of Chicago Booth School of Business

Discussion of individual experience, qualifications, attributes, and skills	Mr. Sinder’s financial knowledge and expertise, and his experience serving in a variety of senior executive and financial positions at various companies, qualify him to serve on the Company’s Board of Directors, as the Chair of the Board of Directors, and as a member of the Audit Committee.
Nominees for Class III Directors
Name, Position, Age and Board Tenure	Background Information
Steven D. Levy Independent Director Age: 67 Joined Board: 2006

•  Chair of the Board of the Company from 2017 to 2022

•  Managing Director and Global Head of Communications Technology Research at Lehman Brothers from 1998 to 2005

•  Previously served in management positions related to telecommunications research and analysis for Salomon Brothers, Oppenheimer & Co. and Hambrecht & Quist

•  Has served on the Board of Directors of Allot Communications, an Israeli public company providing network intelligence and security solutions, since 2007, and of Edison Properties, a privately held real estate company since 2015

•  Previously served on the boards of several other private companies, including technology companies

•  Master’s degree in Business Administration and a Bachelor of Science degree in Materials Engineering from Rensselaer Polytechnic Institute

Discussion of individual experience, qualifications, attributes, and skills	Mr. Levy’s investment banking experience related to the telecommunications industry, extensive experience analyzing business strategies and financial results, and knowledge of financial markets and competitive data analysis qualify him to serve on the Company’s Board of Directors and as a member of the Audit Committee.

David A. Neumann Chief Executive Officer and Director Age: 57 Joined Board: 2017

•  Chief Executive Officer and Board member of the Company since January 2017

•  Senior Vice President and General Manager of the RF Solutions segment of the Company from 2015 to 2016, and other management positions related to the Company’s test and measurement product line from 2009

•  Previously held leadership roles in engineering services, product management and sales at E-magine Communications, LLC, X-TEL Communications, Inc., Acterna, Intelinet, Inc. and SAFCO Technologies, Inc.

•  Bachelor of Science degree in Electrical Engineering from The Pennsylvania State University and a Master’s degree in Business Administration from the University of Chicago Booth School of Business

Discussion of individual experience, qualifications, attributes, and skills	Mr. Neumann’s roles with the Company, including as Chief Executive Officer, his extensive experience in leadership, sales, and marketing roles with other companies, as well as his education in electrical engineering and business administration, qualify him to serve on the Company’s Board of Directors and as the Company’s Chief Executive Officer.
Anthony R. Rossabi Independent Director Nominee Age: 52 Joined Board: n.a.

•  Co-founder of OCOLO, LLC, a company established to provide a portal for reselling data center space, since January 2023

•  Chief Executive Officer and Board member of Recovery Point Systems, Inc., a data center and IT services provider, from October 2020 to December 2022

•  Chief Revenue Officer of TierPoint, LLC, a data center and IT services provider, from May 2017 to October 2020

•  Previously held senior positions at Digital Realty Trust, The Telx Group, TATA Communications, and other telecommunications and IT companies

•  Has served on the Advisory Board of Qarbon Technologies, a private company providing IT solutions, since 2022, and on the Board of Connectbase, a private company providing an IT network purchasing platform, since 2023

•  Bachelor of Arts degree in Spanish Literature and Language from Earlham College, Juris Doctor degree from City University of New York Law School, and a Master’s degree in Business Administration from The Johnson School of Management at Cornell University

Discussion of individual experience, qualifications, attributes, and skills	Mr. Rossabi’s telecommunications and IT industry experience as a Chief Executive Officer and in other senior roles in general management, sales, marketing, and strategy qualify him to serve on the Company’s Board of Directors.

Vote Required and Recommendation

Nominees for election to the Board of Directors are elected by the vote of a plurality of the shares represented in person or by proxy at the 2023 annual meeting and entitled to vote on the election of directors. The three nominees receiving the highest number of votes “For” such nominees will be elected to the Board of Directors. You may vote “FOR” or “Withhold” on each of the nominees. Any shares not voted “For” a particular nominee (whether as a result of withheld votes or broker non-votes) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the Class III director nominees listed above.

PROPOSAL #2

NON-BINDING ADVISORY VOTE TO APPROVE

THE COMPANY’S 2022 NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is requesting that stockholders approve the Company’s named executive officer compensation by a non-binding advisory vote, as required by the Dodd-Frank Act. This non-binding advisory vote is commonly referred to as “say-on-pay.” Although the vote is not binding on the Company or the Board of Directors, the vote provides stockholders with an additional means to express their views about compensation for the named executive officers. The outcome of the annual vote has been and will continue to be taken into account by the Board of Directors and the Compensation Committee in making future determinations about named executive officer compensation. The Board is requesting that the stockholders approve the following resolution on an advisory basis:

RESOLVED, that the stockholders of PCTEL, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in PCTEL’s Proxy Statement for the 2023 annual meeting of stockholders, including the compensation tables and narrative discussion.

The compensation of the Company’s named executive officers is described under “Executive Compensation and Other Matters,” commencing on page 31. The Company’s overall philosophy is to offer competitive compensation opportunities that enable the Company to attract, motivate and retain highly experienced executive officers who will provide leadership for the Company’s success and enhance stockholder value. A significant portion of each named executive officer’s overall compensation is performance-based and tied to achievement of defined goals. The goals for the long-term and short-term incentive plans were defined in February 2022. Short-term incentives are paid 50% in the Company’s common stock and 50% in cash. Long-term incentives are awarded in the Company’s common stock.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this non-binding advisory proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. Broker non-votes (if any) will have no effect on the outcome of this proposal.

The Board of Directors recommends that stockholders vote “FOR” the approval of the Company’s named executive officer compensation, as disclosed in this proxy statement.

PROPOSAL #3

NON-BINDING ADVISORY VOTE TO APPROVE

THE FREQUENCY OF THE NON-BINDING ADVISORY VOTE ON THE

COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires that the Company provide our stockholders with the opportunity to vote, on a non-binding advisory basis, on whether the non-binding advisory stockholder vote on compensation paid to our named executive officers should occur every one, two, or three years. This non-binding advisory vote is commonly referred to as the “frequency of say-on-pay” or “say-on-frequency.”

The Board of Directors believes that an advisory vote on named executive officer compensation should be conducted every year to enable stockholders to annually express their views on the Company’s executive compensation plan and provide meaningful input for consideration by the Board of Directors and the Compensation Committee in making decisions on executive compensation. Accordingly, the Board recommends that you vote for 1 YEAR (i.e., once every year) as the frequency of future advisory votes on executive compensation. Because this proposal is advisory, it will not be binding on the Company. However, the Board of Directors values our stockholders’ opinions, and will consider the outcome of the result of the vote on this proposal when determining the frequency of future non-binding advisory votes on compensation paid to our named executive officers.

Vote Required and Recommendation

The frequency of the non-binding advisory vote on compensation paid to our named executive officers (namely, every one, two, or three years) receiving the highest number of votes will be considered the frequency recommended by our stockholders regardless of whether such number of votes represents a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting. Abstentions (if any) and broker non-votes (if any) will therefore have no effect on the result of such vote.

The Board of Directors recommends that stockholders vote “1 YEAR” on Proposal #3 in order to hold an advisory vote to approve named executive officer compensation EVERY YEAR (as opposed to every two years or every three years).

PROPOSAL #4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP, an independent registered public accounting firm (“Grant Thornton”), to audit and express an opinion on the Company’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2023. This appointment is being presented to the stockholders for ratification at the 2023 annual meeting of stockholders.

Grant Thornton has been auditing the Company’s financial statements since May 2006. From time to time, the Audit Committee seeks proposals from other independent registered public accounting firms. In 2022, the Audit Committee sought proposals for the 2023 fiscal year audit. The requests for proposal solicited information regarding, among other things, the firms’ audit capabilities, including in Sweden and China, staffing models, and PCAOB inspection results, as well as qualifications of the staff that would be assigned to the Company’s audit.    The Audit Committee received proposals from two firms other than Grant Thornton. Ms. Keith, the chair of the Audit Committee, met with each firm and with members of the Company’s management to discuss the proposals.    Ms. Keith reported to the Committee on the meetings and her assessment of the firms and their proposals.

Based upon its review and assessment of the firms, including their respective capabilities, engagement team qualifications, staffing models, reputations for quality, and cost effectiveness, as well as Grant Thornton’s past performance for the Company, the Audit Committee appointed Grant Thornton for the 2023 audit. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that Grant Thornton’s independence will not be impaired. The Audit Committee believes that, among other things, the tenure of Grant Thornton as the Company’s auditor enhances audit quality due to greater institutional knowledge and familiarity with the industries in which the Company competes.

Grant Thornton conducts periodic internal reviews of its audit work, assesses the adequacy of its partners and other personnel working on the Company’s audit, and rotates the lead audit partner consistent with independence requirements. A new audit partner was designated by Grant Thornton for the Company’s 2023 audit pursuant to the audit partner rotation requirement. Representatives of Grant Thornton will attend the 2023 annual meeting of stockholders to answer appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

Notwithstanding the selection by the Audit Committee of Grant Thornton or stockholder ratification of that selection, the Audit Committee may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and the stockholders. While stockholder ratification of Grant Thornton’s appointment is not required by law or otherwise, if the selection of Grant Thornton is not ratified at the annual meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Summary of Fees

The following table summarizes the aggregate fees billed to the Company by Grant Thornton for the Company’s 2022 and 2021 fiscal years:

Type of Fees	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)

Audit fees (1)	752,350	738,370

Audit related fees (2)	15,225	14,070

All other fees (3)	0	33,075

	767,575	785,515

(1)

Audit Fees — These are fees for professional services for fiscal years 2022 and 2021. The professional services provided included auditing the Company’s annual financial statements and internal controls, reviewing the Company’s quarterly financial statements, expressing an opinion on the Company’s financial statements, and providing other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees — These are fees for assurance and related services that are reasonably associated with the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees” above. For fiscal years 2022 and 2021, these fees included auditing the Company’s 401(k) plan.

(3)

All Other Fees — These are fees for permissible services that do not fall within the above categories. In 2021, the Company incurred fees for services provided by Grant Thornton for due diligence conducted in connection with the acquisition of Smarteq Wireless AB and its subsidiary.

Pre-Approval of Independent Auditor Services and Fees

It is the practice of the Audit Committee to consider and approve in advance all auditing and non-auditing services provided to the Company by the independent registered public accounting firm in accordance with the applicable requirements of the SEC. In accordance with the Audit Committee Charter, the Audit Committee has delegated to the Chair the authority to pre-approve auditing and non-auditing services, provided such pre-approval is reported to the Audit Committee at its next meeting. The Audit Committee reviewed and approved all audit, audit-related, and other fees for services provided to the Company by Grant Thornton during fiscal 2022 and has determined that the firm’s provision of such services to the Company is compatible with, and did not impair, Grant Thornton’s independence.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this non-binding advisory proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. Broker non-votes (if any) will have no effect on the outcome of this proposal.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, and shall not be incorporated by reference into any such filings.

During the Company’s 2022 fiscal year, the Audit Committee of our Board of Directors consisted of Ms. Keith (Chair from July 1, 2022), Mr. Sinder (Chair until July 1, 2022), and Mr. Levy, each of whom meets the Nasdaq independence and experience requirements. The Audit Committee operates under a written charter, which is available on our website at http://investor.pctel.com/documents.cfm.

The Audit Committee reviews management’s procedures for the design, implementation, and maintenance of a comprehensive system of disclosure controls and procedures focused on the accuracy of our financial statements and disclosures contained in our periodic reports, as well as the integrity of our financial reporting systems. As part of this review, the Audit Committee discusses with management and Grant Thornton LLP (“Grant Thornton”), our independent registered public accounting firm, their evaluation of the effectiveness of our internal control over financial reporting (including improvements to our internal control that may be warranted) and the overall quality of the Company’s financial reporting. The Audit Committee provides our Board of Directors with the results of the Committee’s examinations and recommendations and reports to the Board of Directors as the Committee may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors’ attention.

The Audit Committee relies on (i) management’s representation that our financial statements have been prepared accurately and in conformity with United States generally accepted accounting principles, (ii) the representations of Grant Thornton included in its report on our financial statements, and (iii) the effectiveness of our internal control over financial reporting. The Audit Committee does not itself conduct auditing reviews or audit procedures. The Audit Committee has adopted a written policy and an anonymous verbal or written reporting system that are intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal financial controls or the accuracy or completeness of financial or other information related to our financial statements.

The Audit Committee reviews reports from, and provides guidance to, Grant Thornton with respect to their annual audit and approves all audit and non-audit services provided by Grant Thornton in accordance with applicable regulatory requirements. The Audit Committee considers whether the provision of particular non-audit services is compatible with maintaining Grant Thornton’s independence as our independent public accounting firm.

In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2022 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton its independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements for the year ended December 31, 2022 be included in our Annual Report on Form 10-K.

Respectfully submitted by:

THE AUDIT COMMITTEE

CYNTHIA A. KEITH (CHAIR)

STEVEN D. LEVY

M. JAY SINDER

CORPORATE GOVERNANCE

PCTEL is committed to corporate governance practices that serve the long-term interests of our stockholders, that facilitate effective Board oversight of our business, that are transparent, and that reinforce our accountability to stockholders. PCTEL is also committed to engaging in ongoing, open dialogue with our stockholders.

Independence

The Board of Directors has determined that each of the non-employee directors is an “independent director” based on the Nasdaq listing standards and that the members of the Audit and Compensation Committees fulfill additional SEC and Nasdaq independence standards applicable to members of those committees. Only independent directors may serve on the Audit, Compensation, and Nominating and Governance Committees. In determining the independence of the directors, the Board of Directors affirmatively determines whether a non-employee director has a relationship that would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of being a director.

Certain Relationships and Related Person Transactions

For each of the last two completed fiscal years of the Company, no director, director nominee, executive officer, beneficial owner of more than 5% of PCTEL common stock, or any person who is the immediate family member or shares the household (other than a tenant or employee) of any of the foregoing persons, had any material interest, direct or indirect, in any transaction or proposed transaction of the Company that involved an amount exceeding the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.

Board Leadership Structure

The roles of Chair of the Board and Chief Executive Officer are separated in order to allow the Chief Executive Officer to focus on setting the strategy for the Company, providing day-to-day leadership to the Company’s employees, driving the Company’s performance, and engaging with stockholders. The Chair of the Board provides guidance and independent oversight, approves Board meeting agendas, serves as a liaison between directors and management, coordinates communication among the committees and the directors, presides over the meetings of the Board of Directors, and participates in certain negotiations involving potential combination transactions. Mr. Sinder was elected on July 1, 2022 to serve as independent Chair of the Board until such time as a successor is elected. The Board of Directors evaluates the chairmanship of the Board of Directors each year and confirmed Mr. Sinder as Chair of the Board on February 23, 2023.

Board and Committee Meetings

The Board of Directors currently has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The members of each of the committees are listed in the table below. Each member of these committees meets the applicable SEC and Nasdaq independence requirements. The Board of Directors has determined that Ms. Keith and Mr. Sinder each qualify as an “audit committee financial expert” as defined under the rules and regulations of the SEC, and that all members of the Audit Committee meet the Nasdaq financial literacy requirements.

The Board of Directors held twelve meetings during 2022, including quarterly, special and subcommittee meetings. During 2022, each of the directors attended not less than 95% of the meetings of the Board of Directors, subcommittees and standing committees on which the director served. The Company encourages its directors to attend the annual meeting of stockholders, and all directors were in attendance at the 2022 annual meeting of stockholders.

Committee	Members During Fiscal 2022	Purpose of Committee	Meetings Held in Fiscal 2022
Audit	Cynthia A. Keith (Chair) M. Jay Sinder Steven D. Levy	The purpose of the Audit Committee is to oversee the following: • The quality and integrity of the Company’s annual and quarterly financial statements • The Company’s financial reporting processes and financial statement audits • The Company’s accounting policies and procedures • The qualifications, performance, and independence of the Company’s independent auditor • The Company’s compliance with legal and regulatory requirements and the Company’s ethical standards	9	*

Compensation	Gina Haspilaire (Chair) Cindy K. Andreotti Giacomo Marini	The purpose of the Compensation Committee is, among other duties listed in the committee charter, the following: • Recommend to the Board of Directors compensation for the independent members of the Board of Directors and the CEO • Approve compensation for each of the executive officers and other employees reporting directly to the CEO • Provide general guidance regarding compensation for other employees • Provide oversight and serve as administrator of the Company’s equity plans • Oversee policies and strategies related to human capital	7	*

Nominating and Governance	Cindy K. Andreotti (Chair) Gina Haspilaire Cynthia A. Keith	The purpose of the Nominating and Governance Committee is, among other duties listed in the committee charter, the following: • Establish corporate governance guidelines to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations • Ensure that the Company has and follows appropriate governance standards • Identify and evaluate nominees to stand for election as directors at the annual meeting of stockholders • Oversee the Company’s efforts related to risk management activities; environmental, social and governance matters (ESG); and executive succession plans	6

*	Includes the Joint Meeting of the Audit Committee and Compensation Committee to address risk management, as described in “Risk Management” beginning on page 22.

A copy of the charter for each of the committees of the Board of Directors is available on our website located at http://investor.pctel.com/documents.cfm.

Director Nomination Process

Stockholder Recommendations.    It is the policy of the Nominating and Governance Committee to consider director candidates recommended by the stockholders holding on the date of submission of such recommendation at least 1% of the then-outstanding shares of PCTEL common stock continuously for at least 12 months prior to such date.

Stockholders desiring to recommend a candidate for election to the Board of Directors should send their recommendation in writing to the attention of the Company Secretary at the Company’s office located at 471 Brighton Drive, Bloomingdale, Illinois 60108. This written recommendation must include the information and materials required by the bylaws as well as our Policies and Procedures for Director Candidates. A copy of the Company’s bylaws is available upon written request to the Company Secretary at the address provided above or company.secretary@pctel.com. For a description of the advance notice provision of the Company’s bylaws, see “Deadline for Receipt of Stockholder Proposals and Nominations for 2024 Annual Meeting of Stockholders” on page 5. Our Policies and Procedures for Director Candidates are available at http://investor.pctel.com/documents.cfm.

Identifying and Evaluating Nominees for Director.    The Nominating and Governance Committee evaluates director candidates, whether recommended by stockholders or other sources, based upon the following criteria:

•	The current size and composition of the Board of Directors;

•	The needs of the Board of Directors and its committees;

•

The candidate’s judgment, independence, character, integrity, education, area of expertise, knowledge of the relevant industries and markets, experience with businesses and other organizations of comparable size, diversity, length of service, actual or potential conflicts of interests, understanding of fiduciary and governance responsibilities in publicly held companies, and number of board positions held with other companies;

•	Skills that are complementary to those of the existing members of the Board of Directors; and

•	Other factors that the Committee considers appropriate.

Compensation of Directors

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of stockholders. The Compensation Committee annually reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by Willis Towers Watson LLP, the independent compensation consultant engaged by the Compensation Committee. The Committee makes recommendations to the Board of Directors on cash and stock compensation for non-employee directors. Each element of director compensation is described in this section.

Commencing with the 2022 annual meeting, the Board of Directors moved away from payment for attendance at board and committee meetings to a retainer-based system that eliminates board and committee meeting fees. This change to a retainer reflects the ongoing work of the Board and its committees throughout the year, is aligned with practices of the Company’s peer group, provides consistency for budgetary purposes, and simplifies administration of payment. In November 2022, the Board made a further change to pay $5,000 of the committee membership and leadership compensation in cash rather than paying such compensation entirely in the Company’s common stock.

Non-employee directors receive an annual cash retainer of $35,000 paid in quarterly installments and shares of common stock with a grant date fair value of $60,000, as well as the following annual compensation for Board leadership roles and committee membership:

•	the Chair of the Board of Directors receives a cash retainer of $12,000 and shares of common stock with a grant date fair value of $18,000;

•	the Chair of the Audit Committee receives a cash retainer of $5,000 and shares of common stock with a grant date fair value of $12,500;

•	the Chair of the Compensation Committee receives a cash retainer of $5,000 and shares of common stock with a grant date fair value of $10,000;

•	the Chair of the Nominating and Governance Committee receives shares a cash retainer of $5,000 and of common stock with a grant date fair value of $10,000; and

•	each other non-employee member of any of the foregoing committees receives a cash retainer of $5,000 and shares of common stock with a grant date fair value of $5,000.

All grants of common stock to non-employee directors, as described above, are awarded on the date of the annual meeting. All grants are made pursuant to the PCTEL, Inc. 2019 Stock Incentive Plan (the “Stock Plan”) and vest on the first anniversary of the grant date. Non-employee directors who become Chair of the Board, chair of a committee, or a committee member between annual meetings receive a pro-rated grant of common stock on the first day of service in such role. The number of shares granted is based on the total dollar value divided by the closing price of PCTEL common stock on the Nasdaq Global Select Market on the date of grant.

In addition to the above-referenced grants, new non-employee directors receive a one-time grant of restricted stock with a grant date fair value of $50,000 based upon the closing price of PCTEL common stock on the Nasdaq Global Select Market as of the first date of service, which vests in equal annual installments over three years.

2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)

Cindy K. Andreotti	39,000	84,999	123,999

Gina Haspilaire	39,000	84,999	123,999

Cynthia A. Keith	40,000	86,869	126,869

Steven D. Levy	41,500	71,496	112,996

Giacomo Marini	37,000	69,996	106,996

M. Jay Sinder	49,000	87,121	136,121

(1)

The values shown reflect the grant date fair value of the award, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	The following table shows the aggregate number of unvested restricted stock awards outstanding on December 31, 2022 for each of the directors named in the director compensation table.

Name	Stock Awards (#)

Cindy K. Andreotti	21,144

Gina Haspilaire	21,144

Cynthia A. Keith	21,580

Steven D. Levy	17,785

Giacomo Marini	17,412
M. Jay Sinder	21,631

Based upon information provided by the Compensation Committee’s independent compensation consultant, the Board believes that the total cost of compensation for non-employee directors is slightly below the median of its designated peer group when normalized for board composition.

Director Stock Ownership Guidelines

The Board of Directors believes that ownership of PCTEL common stock by directors demonstrates their commitment to the Company and optimism for its future. Accordingly, the Board of Directors adopted Stock Ownership Guidelines for Directors (“Guidelines”) that require each director to achieve ownership of PCTEL common stock with a value equal to three times the annual cash retainer paid by the Company to non-employee directors for their service on the Board of Directors (currently $105,000). Non-employee directors have five years from their initial date of service to achieve compliance. All of the directors have achieved compliance with the Guidelines.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with any of the directors may do so by sending an e-mail message to the Chief Legal Officer at clo@pctel.com. The Chief Legal Officer monitors these communications, consults with the independent Chair of the Board and provides a summary of messages received to the Board of Directors at its regularly scheduled meetings. Where the nature of the communication warrants, the Chief Legal Officer may obtain more immediate attention to the matter from the appropriate committee or the Chair of the Board, independent advisors, or management. The Chief Legal Officer, in consultation with the Chair of the Board, will decide what, if any, response is warranted.

Political Contributions; Lobbying

The Company has not made any contribution to any political party, political action committee, or candidate running for a political office at any level in any country. The Company does not engage in any individual lobbying efforts and does not belong to any organization whose primary function is to lobby for political causes.

Code of Ethics

The Company’s Code of Ethics and Business Conduct (the “Code of Ethics”) applies to the Board of Directors and all employees of the Company and its subsidiaries, including our principal executive officer, principal financial officer, and principal accounting officer, as well as any contractor or agent of the Company. It provides guidance and standards for maintaining ethical behavior, requires that employees and directors comply with applicable laws and regulations, and prohibits conflicts of interests. The Code of Ethics is posted on the Company’s website at http://investor.pctel.com/documents.cfm. In addition, the Company has made available an ethics hotline for anonymously reporting violations of the Company’s Code of Ethics or any other policies and procedures. The Chair of the Board of Directors, Chair of the Audit Committee, and the Company’s General Counsel or Chief Legal Officer address all matters submitted pursuant to the ethics hotline.

Hedging

The Board of Directors believes that hedging transactions that allow holders to own the Company’s securities without the full risks and rewards of ownership separate the holder’s interest from those of other stockholders. Accordingly, the Board of Directors has adopted a policy forbidding directors, officers, and employees of the Company or its subsidiaries and any independent contractor to the Company or its subsidiaries or any person acting on their behalf from purchasing any financial instrument (e.g., prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engaging in any transactions that hedge or offset any decrease in the market value of the Company’s securities or limit such person’s ability to profit from an increase in the market value of the Company’s securities.

Risk Management

The executive officers of the Company are responsible for the day-to-day management of the most significant risks facing the Company. The Company has adopted a system of identifying, classifying, monitoring and mitigating risks. Risks identified through surveys of executive officers and key managers are classified in the following categories: (1) a low risk that could become a significant risk in the future, (2) a moderate risk, and (3) a substantial or material risk. Each risk is then assigned to an individual employee to monitor and, where possible, to mitigate. The individual to whom each risk is assigned reports to the Chief Information Officer not less than on a quarterly basis as to (i) whether the assigned risk has increased, decreased, remained the same or should be removed from consideration as a significant risk, and (ii) steps taken to address the assigned risk. The Chief Information Officer provides a report to the Board of Directors at regularly scheduled Board meetings on the Company’s efforts to identify, classify, monitor and mitigate its most significant risks and gives a more in-depth report from time-to-time to the Nominating and Governance Committee and annually at the joint meeting of the Audit and Compensation Committees regarding risk.

The Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its oversight role, the Board of Directors has the responsibility to determine whether the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board of Directors in setting the Company’s business strategy and its determination at least annually of what constitutes an appropriate level of risk for the Company are key parts of its oversight of risk management. The Board of Directors has assigned to the Nominating and Governance Committee the responsibility of working with Company management to create meaningful but cost-effective strategies to manage the Company’s most significant risks. In addition, the Audit and Compensation Committees hold a joint meeting focused on management’s efforts to address enterprise risks. At the most recent joint meeting of the Audit and Compensation Committees, the members of both Committees focused on, among other topics, the impact of supply chain disruptions; disaster recovery plans for each product line; the risks identified in the Company’s enterprise risk management program as having recently increased; and fraud risk mitigation. The Board of Directors also regularly receives updates from management regarding certain of the significant risks facing the Company, including cybersecurity threats, litigation and various operating and competitive risks.

Each committee of the Board of Directors oversees certain aspects of enterprise risk management. In addition to its role in working with management in the overall enterprise risk mitigation efforts, the Nominating and Governance Committee oversees governance related risks, board independence, and management and director succession planning. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the audit process, the adequacy of internal control over financial reporting, disclosure controls and procedures, and related party transactions. The Compensation Committee oversees risks related to compensation policies and practices and human capital. In its oversight, the Compensation Committee examines whether the Company’s compensation policies and practices are aligned with the Company’s goals and risk tolerance.

Environmental, Social and Governance

Acting with integrity, fairness and respect is one of our core values. This core value guides us in dealing with our stakeholders and the communities in which we conduct our business. It is the basis upon which we examine how we treat our employees, other stakeholders and the environment. In 2020, the Company adopted an Environment, Social and Governance (“ESG”) statement to establish a benchmark for our efforts in protecting the environment, promoting the health, safety, and employment opportunities of our employees, and engaging in corporate governance practices that reflect ethical and responsible behavior, and to encourage continuous improvement in these areas. While the executive officers have responsibility for managing the Company’s ESG policies and programs, the Nominating and Governance Committee provides oversight of the Company’s ESG efforts.

Environment. PCTEL is committed to environmental stewardship. We are working with an outside advisor to better understand the environmental impact of our value chain and to identify opportunities to reduce this impact. We have invested in capital improvements to our facilities, making them safer for the environment and our employees. We recycle electronics, plastic, paper, cardboard, and metals, as well as products that are returned by customers for trade-in or disposal. We have eliminated many plastic packing materials and replaced them with cardboard material and installed box-making machinery to reduce cardboard consumption. We reduced the use of packaging foam and substituted biodegradable material. In addition, we have retained experts to advise us in connection with the protected wetlands near our Bloomingdale, Illinois production facility. Our goal is to continue to seek cost-effective methods to reduce our environmental impact.

Social. We believe our employees are our most valuable asset. As such, we are committed to providing a comprehensive benefits package that supports the health and well-being of our team. The benefits offered to our U.S.–based employees include the following:

Health and Wellness Benefits: According to the Company’s independent benefits advisor, the comprehensive health and wellness benefits we provide to our employees exceed the norms for our industry and size. These benefits include quality comprehensive medical and dental care insurance for employees and their families, including domestic partners, for which the Company pays a significant portion and vision insurance for which the Company pays in the entirety. We also offer an Employee Assistance Program (EAP) to support mental health and wellness.

Income Protection Insurance: We offer Company-paid life insurance, and short-term and long-term disability insurance, to all employees.

Retirement Savings Plan: We offer a 401(k) retirement savings plan with a Company match of employee elective deferrals up to 4% of their compensation to help our employees prepare for their future.

Paid Time Off: We understand the importance of work-life balance, and accordingly we offer a substantial holiday schedule and generous paid time off (PTO) for vacation, sick days, and personal time. In addition, we offer employees Company-paid parental leave following the birth of a child or the placement of a child in connection with adoption or long-term foster care.

Flexible Work Arrangements: We offer flexible work arrangements, including telecommuting, flexible hours, and remote work to help our employees manage their work and personal commitments.

Professional Development: We invest in the growth and development of our employees through ongoing training and development opportunities, including leadership development and a mentoring program in which the executive-officers provide one-on-one guidance to our future leaders.

Continuing Education: We offer tuition reimbursement and tuition assistance for employees pursuing continuing education or certification related to their work.

Volunteer Time Off: We encourage our employees to give back to their communities by offering paid time off to volunteer for charitable organizations.

We value our employees based outside the U.S. and provide benefits commensurate with those provided by similar companies in the relevant countries.

At PCTEL we believe in fostering a diverse, equitable, and inclusive workplace. We recognize that a diverse workforce brings a range of perspectives and experiences, which can help us innovate and better serve our customers and communities. We strive to build a culture of equity and belonging where our employees can thrive, regardless of their race, gender, age, sexual orientation, disability, religion, or any other aspects of their identity.

To achieve this, we have implemented a range of initiatives for our US-based employees, including:

Diversity, Equity, and Inclusion Training: We provide ongoing training and education on topics such as unconscious bias and cultural competency to help our employees build their knowledge and skills.

Diverse Hiring Practices: We actively recruit and hire employees from diverse backgrounds to create an environment where everyone, from any background, can do their best work.

Employee Resource Group: We are working to establish employee resources groups to provide a supportive community for employees who share common interests or identities, specifically a DE&I Inclusion Council and Women of PCTEL group.

Transparent Communication: We encourage open and honest communication with our employees and provide regular updates to the staff through many avenues including interactive town halls.

Accountability and Measurement: We hold ourselves accountable for progress and regularly survey, measure, and report to our Compensation Committee our human resource goals and initiatives.

We are committed to continuously assessing and improving our practices and policies to create an environment where everyone can thrive.

Governance. PCTEL is committed to corporate governance that serves the long-term interests of our stockholders, facilitates effective Board oversight, and reinforces our accountability to stockholders. We have adopted policies, guidelines and programs to ensure we are prepared to address risks and act in the best interest of our stockholders. Many of these policies and guidelines are described above in this Corporate Governance section beginning on page 18.

PCTEL is committed to diversity in our workforce, on our leadership team, and on our Board of Directors. We evaluate the diversity, independence, and qualifications of our Board of Directors because we believe diversity on the Board of Directors better reflects the diversity of our employees, customers, and other stakeholders, and promotes employee recruiting and retention. For example, we have maintained a diverse Board of Directors (see “Board Diversity, Skills and Experience” in Proposal #1 beginning on page 8) and strive to maintain a diverse workforce through interviewing and considering minority or woman candidates for open positions, expanding our flexibility for remote and alternative work arrangements, leadership mentoring, and other hiring, training and retention efforts. The Compensation Committee monitors and encourages diversity at all levels of our workforce.

At PCTEL, we seek to make continuous progress in our ongoing efforts to protect our environment, promote the health and safety of our employees, maintain a culture of openness and inclusion in our workforce, and act responsibly in the best interests of our stockholders.

Delinquent Section 16(a) Reports

During the year ended December 31, 2022, Forms 4 to report three dispositions of shares to the Company for tax withholding in connection with the vesting of restricted stock by each of Mr. Neumann, Mr. Arvik, Ms. Bacastow, Mr. Bharadwaj, Ms. Cafferty, Mr. McGowan, and Mr. Paul were not filed on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of PCTEL common stock based on a review of filings made with the Securities and Exchange Commission as of April 26, 2023 by:

•	Each stockholder known by PCTEL to beneficially own more than 5% of the common stock;

•	Each director, including director nominees;

•	Each named executive officer; and

•	All of the directors, director nominees and named executive officers as a group.

Beneficial ownership is determined based on the rules of the SEC. Percent of shares beneficially owned is based upon 19,083,075 shares of common stock outstanding as of April 26, 2023. In addition, shares of common stock underlying options that are exercisable as of April 26, 2023 or that will become exercisable on or before June 25, 2023 (60 days subsequent to April 26, 2023) are treated as outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person and are listed below under the “Number of Shares Underlying Options” column, but those shares underlying options are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the stockholders listed below have sole voting and dispositive power with respect to all shares listed beside each stockholder’s name, subject to applicable community property laws.

Beneficial Owners	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned

5% Stockholders

Royce & Associates, LP (1)	1,618,791	—	1,618,791	8.48%

Chain of Lakes Investment Fund, LLC / Christopher B. Woodruff (2)	1,527,272	—	1,527,272	8.00%

Renaissance Technologies LLC / Renaissance Technologies Holdings Corporation (3)	1,239,898	—	1,239,898	6.50%

Dimensional Fund Advisors LP (4)	1,190,725	—	1,190,725	6.24%

Directors and Named Executive Officers

David A. Neumann (5)	378,631	—	378,631	1.98%

Kevin J. McGowan	204,155	—	204,155	1.07%

Rishi Bharadwaj	260,226	—	260,226	1.36%

Arnt Arvik	40,746	—	40,746	*	(10)

Leslie Sgnilek	95,728	—	95,728	*	(10)

Giacomo Marini (6)	132,742	—	132,742	*	(10)

Steven D. Levy (7)	131,504	—	131,504	*	(10)

Cindy K. Andreotti (8)	109,443	—	109,443	*	(10)

Gina Haspilaire	103,865	—	103,865	*	(10)

M. Jay Sinder	101,182	—	101,182	*	(10)

Cynthia A. Keith (9)	72,513	—	72,513	*	(10)

Anthony R. Rossabi	0	—	0	*	(10)

All directors, director nominees and named executive officers as a group (12 persons)	1,630,735		1,630,735	8.55%

(1)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G amendment filed with the SEC by Royce & Associates, LP (“Royce”) on January 24, 2023. Royce has sole dispositive power with respect to 1,618,791 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 1,618,791 shares and shared voting power with respect to 0 shares. Royce disclaims beneficial ownership of all such shares. Royce’s address is 745 Fifth Avenue, New York, NY 10151.

(2)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13D amendment filed with the SEC by Chain of Lakes Investment Fund, LLC (“Chain”) and Christopher B. Woodruff on January 22, 2021. Chain has sole dispositive power with respect to 0 shares, shared dispositive power with respect to 1,527,272 shares, sole voting power with respect to 0 shares, and shared voting power with respect to 1,527,272 shares. Mr. Woodruff is deemed to have shared dispositive and voting power over the shares held by Chain as a result of his position as President of Chain. Mr. Woodruff disclaims beneficial ownership of the shares owned by Chain. Chain and Mr. Woodruff’s address is 8101 34th Avenue South, Suite 400, Bloomington, MN 55425.

(3)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G amendment filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (together, “Renaissance”) on February 13, 2023. Renaissance has sole dispositive power with respect to 1,239,898 shares, shared dispositive with respect to 0 shares, sole voting power with respect to 1,202,686 shares and shared voting power with respect to 0 shares. Renaissance’s address is 800 Third Avenue, New York, NY 10022.

(4)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G amendment filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 10, 2023. Dimensional has sole dispositive power with respect to 1,190,725 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 1,163,904 shares and shared voting power with respect to 0 shares. Dimensional disclaims beneficial ownership of all such shares. Dimensional’s address is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)	Includes 254,198 shares of PCTEL common stock held by the David A. Neumann Living Trust and 57,038 shares of PCTEL common stock held by the Sharon L. Neumann Living Trust.
(6)	Includes 18,951 shares of PCTEL common stock held by the Giacomo Marini Trust and 113,789 shares of PCTEL common stock held by the Marini-Jamason Community Property Trust.
(7)	Includes 5,000 shares of PCTEL common stock held by Beena M. Levy, spouse of Steven D. Levy.
(8)	Includes 88,299 shares of PCTEL common stock are held by the Cindy K. Andreotti Revocable Trust.
(9)	Includes 50,933 shares of PCTEL common stock are held by the Cynthia Keith Living Trust.
(10)	Less than 1%.

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

Because Mr. Neumann is a member of the Board of Directors, his biographical information is included under Proposal #1 “Election of Directors” on page 12.

Name, Position and Age	Background Information
Shelley J. Bacastow Senior Vice President, Chief Legal Officer and Company Secretary Age: 63

PCTEL Experience

•  Senior Vice President and Chief Legal Officer since February 2020 with responsibility for addressing the Company’s legal matters worldwide

•  Vice President and General Counsel from January 2015 to February 2020; Assistant General Counsel from June 2014 to December 2014; Senior Corporate Counsel from October 2006 to June 2014; and outside counsel to the Company from April 2003 to October 2006

Other Experience

•  Senior Counsel with Motorola, Inc. from June 1996 to June 2002 and the head of the Global Finance Group in the law department from 1999 to 2002

•  Senior Attorney with MCI Telecommunications, Inc. from June 1995 to June 1996

•  Attorney with Chapman and Cutler, a Chicago-based law firm, from May 1984 to June 1995

Education and Credentials

•  Bachelor of Arts degree in Political Science from University of
Wisconsin – Madison

•  Juris Doctor degree from Notre Dame Law School

Rishi Bharadwaj Senior Vice President and Chief Operating Officer Age: 48

PCTEL Experience

•  Senior Vice President and Chief Operating Officer since August 2018 with responsibility for the Company’s worldwide operations

•  Senior Vice President and General Manager-Connected Solutions from November 2016 to August 2018; Vice President and General Manager-Connected Solutions from March 2015 to November 2016; Vice President, Global Sales-Connected Solutions from March 2014 to March 2015; Vice President, Global Sales and Product Management from January 2014 to March 2014; and other leadership positions in the Connected Solutions segment from July 2003 to January 2014

Other Experience

•  RF and software engineering roles, developing data collection and data analytics tools for the cellular industry, with other companies from 1996 to 2003

Education and Credentials

•  Bachelor of Science degree in Electrical Engineering and Master’s degree in Electrical and Computer Engineering from Illinois Institute of Technology

•  Master’s degree in Business Administration from Northwestern University’s Kellogg School of Management

Name, Position and Age	Background Information
Suzanne Cafferty Vice President, Global Marketing Age: 54

PCTEL Experience

•  Vice President, Global Marketing since October 2022

•  Vice President, Product Management and Global Marketing from January 2022 to October 2022; Vice President, Global Marketing from April 2020 to January 2022; and Senior Director, Corporate Marketing from February 2019 to April 2020

Other Experience

•  Director of Marketing, Univar Solutions, a global leader in specialty chemical and ingredient distribution, from July 2017 to December 2018

•  Senior Director, Global Marketing, Motorola Solutions, a leader in mission-critical communications products, solutions, and services, from November 2015 to June 2017

•  Various management roles including strategic, brand, and product marketing with Motorola Solutions from June 1993 to June 2017

Education and Credentials

•  Bachelor of Arts degree in English and History from University College Dublin, Ireland

•  Post Graduate Diploma in Marketing Management from Dublin Institute of Technology, Ireland

•  Master of Business Administration from Lake Forest Graduate School of Management, Illinois

Tricia Lancaster Vice President, Human Resources Age: 42

PCTEL Experience

•  Vice President, Human Resources since January 2023

•  Director of Human Resources from November 2015 to December 2022; Manager of Human Resources from November 2007 to October 2015; HR Administrator November from 2004 to October 2007

Other Experience

•  Currently serving on an advisory panel for HR Source, a Human Resources association for employers,

•  Human Resources & Office Manager with Standard Plastics

Education and Credentials

•  Bachelor of Science degree in Human Development & Family Studies from the University of Illinois at Urbana-Champaign

•  SHRM-SCP Certified

Daniel Laredo Vice President, Global Sales Age: 51

PCTEL Experience

•  Vice President, Global Sales since December 2022

•  Vice President, Business Development from August 2018 to December 2022; Vice President, Global Sales – Connected Solutions from July 2016 to August 2018; Vice President, Sales – EMEA from November 2015 to July 2016; Senior Director of Sales – EMEA from October 2008 to November 2015; and Director of Sales – EMEA from October 2003 to October 2008

Other Experience

•  RF drive test and wireless optimization software sales for Agilent Technologies; and EMEA Regional Manager for SAFCO Technologies, Inc.

Name, Position and Age	Background Information
Education and Credentials • Bachelor’s degree in Electronics Engineering from Universidad Simon Bolivar, Venezuela • Master of Science in Electrical Engineering from The Pennsylvania State University
Kevin J. McGowan Vice President and Chief Financial Officer Age: 57

PCTEL Experience

•  Vice President and Chief Financial Officer since December 2018

•  Vice President of Finance and Corporate Controller from August 2011 to December 2018; and Controller from February 2005 to August 2011

Other Experience

•  Various finance and controller roles with Andrew Corporation, a manufacturer of hardware for communications networks, from 1992 to 2005

•  Auditor with Arthur Anderson from 1988 to 1992

Education and Credentials

•  Bachelor of Arts degree in Accounting from the University of Notre Dame

•  Master’s degree in Business Administration from the University of Chicago Booth School of Business

•  Certified Public Accountant

Sumeet Paul Vice President and Chief Information Officer Age: 48

PCTEL Experience

•  Vice President and Chief Information Officer of PCTEL since January 2017, with responsibility for the Company’s IT, software, and technology development and processes

•  Vice President and General Manager of data analytics from December 2015 to January 2017; Director of Connectivity Solutions in the Mobility Solutions Group with responsibility for product engineering and IT and Product Owner for Segue Products, from January 2004 to January 2008, when Mobility Solutions Group was sold to SmithMicro; and Engineering Manager, Mobility Solutions Group with responsibility for product engineering and IT from January 2002 until January 2004

Other Experience

•  Chief Software Architect for Connected Devices at Synchronoss Technologies, Inc., a digitization and cloud content management company for telecommunications, media, and technology companies, from March 2011 to December 2015

•  Co-Founder, Chief Technology Officer and Chief Financial Officer of Sapience Knowledge Systems, Inc. from September 2009 until March 2011

•  Software development, software management, and IT management positions with SmithMicro Software, Inc., Agilent Technologies, and SAFCO Technologies, Inc.

Education and Credentials

•  Bachelor of Science degree in Electrical Engineering from Northwestern University

EXECUTIVE COMPENSATION AND OTHER MATTERS

The Company qualifies as a “smaller reporting company” and is providing scaled disclosure on that basis in this section of the proxy statement.

Named Executive Officers

The purpose of this summary of our executive compensation is to discuss material information relating to compensation awarded to the following individuals who have been identified as the Company’s “Named Executive Officers” or “NEOs” for the fiscal year ended December 31, 2022:

Name	Title as of December 31, 2022

David A. Neumann	Chief Executive Officer

Kevin J. McGowan	Vice President and Chief Financial Officer

Rishi Bharadwaj	Senior Vice President and Chief Operating Officer

Arnt Arvik (1)	Former Vice President and Chief Sales Officer

Leslie Sgnilek (1)	Former Vice President of Corporate Resources and Chief Risk Officer

(1)

Each of Mr. Arvik and Mr. Sgnilek is included as a Named Executive Officers as a result of amounts accrued or paid under his respective Separation Agreement and Release filed as an exhibit to our Form 10-K.

Annual Compensation Process

The Role of the Independent Compensation Consultant. The compensation of the CEO and the other executive officers is established prior to the end of the first quarter of the fiscal year. The Compensation Committee has engaged Willis Towers Watson LLP, a global professional services company that serves as independent compensation consultant to the Compensation Committee (the “Independent Compensation Consultant”), to inform its decisions as to appropriate levels and elements of compensation for the NEOs and other executive officers. The Independent Compensation Consultant provides executive compensation consulting services to the Compensation Committee, including (i) assisting with establishing the Company’s compensation goals and objectives, (ii) providing relevant peer group and survey data on compensation, and (iii) advising on industry trends in executive compensation. The Independent Compensation Consultant provides no services to the Company other than the services it provides to the Compensation Committee. The Compensation Committee’s practice is to invite a representative of the Independent Compensation Consultant to attend substantially all Compensation Committee meetings.

In providing these services to the Compensation Committee, the Independent Compensation Consultant analyzes compensation information for comparable executive officers, which it derives from two independent surveys as well as publicly available data from a peer group. The peer group is currently comprised of 15 publicly traded companies that compete with the Company for talent or are comparable to the Company in terms of broad industry sectors, size, and business complexity.

Consideration of Say-On-Pay Results. The Company considered the results of the Say-on-Pay proposal presented to the stockholders for approval in 2022. In light of the approximately 98% support that the proposal received in 2022, the Company’s compensation policies and decisions remain focused on rewarding sustainable financial performance to drive stockholder value.

CEO Compensation. The CEO’s compensation must be approved each year by the independent Board members based on the recommendation of the Compensation Committee. In making its recommendation with respect to the CEO’s compensation, the Compensation Committee takes into consideration, among other factors, the Company’s financial results, the results of a performance evaluation of the CEO for the preceding year, and CEO compensation trends of the Company’s peer group. The annual evaluation of the CEO’s performance is conducted by the Nominating and Governance Committee through an electronic survey completed by all independent Board members. It requires each independent Board member to assess the CEO’s ability to meet the Company’s financial performance objectives, conduct succession planning, execute strategic plans, exhibit leadership, create value, and maintain good relationships with the stockholders, the Board of Directors, and other stakeholders of the Company. The Chair of the Nominating and Governance Committee reports the results to the other independent Board members in executive session and moderates a discussion thereof. In formulating its recommendation to the Board of Directors with respect to the CEO’s compensation, the Compensation Committee exercises its judgment, taking into account the results of the Nominating and Governance Committee’s survey and the discussion thereof, any stockholder input that may have been received, and the comparative data and advice of the Independent Compensation Consultant. The Compensation Committee’s discussions of the elements of compensation for the CEO are conducted in a closed session, typically with the Independent Compensation Consultant in attendance but with no Company employees present. The Chair of the Compensation Committee solicits input from the CEO in the course of the Compensation Committee’s formulation of its recommendation; however, the CEO is not permitted to participate in the deliberations by the Board of Directors in its consideration of the Compensation Committee’s recommendation for CEO compensation.

Other Executive Compensation. The Compensation Committee has full authority to determine the compensation of the NEOs and other executive officers (other than the CEO). In establishing compensation for such executive officers, the Compensation Committee relies on (i) the CEO’s evaluation of each executive officer’s individual performance and compensation recommendation, (ii) the Board’s experience with the executive officer, (iii) the benchmarking data compiled by the Independent Compensation Consultant, and (iv) the Company’s compensation philosophy. The CEO attended six of the seven Compensation Committee meetings in 2022. After consulting with the Independent Compensation Consultant and considering the benchmarking data, the Compensation Committee, in its discretion, approves the annual compensation for NEOs and the executive officers (other than the CEO), including salary and short-term and long-term incentives.

Principal Elements of Executive Compensation

The principal elements of executive compensation are briefly described in the table below. More extensive descriptions of the elements, and the related plans and benefits, are provided in later sections of this proxy statement.

Compensation Element	Description
Base salary

•  Principal element of cash compensation that is not “at risk”

•  The Compensation Committee considers the performance, experience, and responsibilities of the executive officers in setting base salaries.

•  The Compensation Committee seeks to establish base salaries that are competitive with those paid to comparable executive officers based upon benchmarking data provided by the Independent Compensation Consultant.

Short-Term Incentive Plan

•  Annual performance-based incentive plan designed to motivate achievement of specifically identified, short-term corporate objectives, generally achievement of annual revenue and Adjusted EBITDA goals

•  The Company’s annual financial plan plays an important role in establishing the objectives and target performance for this plan.

•  Awards are denominated in cash but may be paid in cash, shares, or a combination of both.

•  Not available to sales executives or sales team

Executive Sales Compensation Plan

•  Variable compensation linked to the sales team’s success in generating profitable revenue

•  Determined based upon achievement of goals that are aligned with the Company’s annual financial plan

•  Paid in cash

Long-Term Incentive Plan

•  Designed to encourage sustainable growth, consistent earnings, and management retention through consistency in long-term incentives

•  Equity awards can be performance-based, service-based, or a combination of both.

•  Performance-based incentive awards are generally based upon a multiple year performance period.

Change of control benefits

•  Intended to induce the executive officers to continue to contribute to the success of the Company in connection with an event resulting in (i) the majority of the voting control of the Company being transferred (whether by way of merger, reorganization, or acquisition) or (ii) the sale of all or substantially all of the Company’s assets

•  Includes lump sum payment of a specified percentage of base salary, continuation of Company-paid healthcare benefits for a specified period of time, and vesting of restricted stock previously awarded

•  Triggered if the executive officer’s employment is involuntarily terminated within twelve months of a change of control (i.e., a “double trigger”)

Severance benefits

•  Intended to compensate executive officers in the event of an involuntary termination of his/her employment unrelated to a change of control

•  Includes salary continuation and Company-paid healthcare benefits for a specified period of time and vesting of certain restricted stock previously awarded

Other benefits

•  Medical, dental, and vision benefits and term life, accidental death and dismemberment, and short and long-term disability insurance are provided with all or a substantial portion of the cost thereof paid by the Company.

•  Employee Stock Purchase Plan allows employees of the Company to participate electively in a plan under which, through individual payroll deductions, they are permitted twice a year to buy shares of the Company’s common stock at prices discounted from the market price.

•  The Company maintains a 401(k) plan and matches the contribution of a plan participant up to the first 4% of the participant’s compensation. The Company match vests immediately.

2022 Compensation

The following table presents the compensation of the NEOs for the years indicated below:

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

David A. Neumann	2022	400,000	—	349,998	479,167	43,128	1,272,293
Chief Executive Officer	2021	389,656	109,104	349,997	—	45,004	893,761

Kevin J. McGowan	2022	321,371	—	237,600	240,612	36,699	836,282
Vice President and Chief Financial Officer	2021	289,913	58,345	254,100	—	27,767	630,125

Rishi Bharadwaj	2022	348,989	—	198,000	240,384	30,115	817,488
Senior Vice President & Chief Operating Officer	2021	329,469	66,306	186,340	—	35,814	617,929

Arnt Arvik(6)	2022	252,551	—	148,500	181,633	385,282	967,966
Former Vice President and Chief Sales Officer

Leslie Sgnilek(6)	2022	262,521	—	123,750	157,239	376,311	919,821
Former Vice President of Corporate Resources and Chief Risk Officer

(1)

The amounts shown reflect the actual amounts paid as salary during fiscal years 2022 and 2021. The amount shown for 2021 reflects a temporary 10% salary reduction instituted by the Board of Directors on April 1, 2020 to address the economic disruption caused by the COVID-19 pandemic. Concurrently with the salary reduction, the executive officers received shares of the Company’s common stock with equivalent value to 5% of salary which vested on April 1, 2021. The Board of Directors restored one-half of the 10% salary reduction effective on July 1, 2020 and the other half effective on April 1, 2021.

(2)	The amounts shown reflect discretionary awards for 2021.

(3)

The amounts shown do not reflect compensation actually received by the NEO in the year indicated. Instead, the amounts shown represent the aggregate grant date fair value of the restricted stock granted in the year indicated, calculated pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures, and with performance-based shares valued at target. For a discussion of the valuation assumptions, see Note 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022.

The stock awards are restricted stock granted pursuant to the Long-Term Incentive Plan in effect for the year indicated. The award for each participant under the 2022 Long-Term Incentive Plan (“2022 LTIP”) is comprised of a performance-based incentive award (67%) and a service-based award (33%). The table below shows the maximum number and value of performance-based shares that may vest and be received under the 2022 LTIP. Performance-based shares are earned and vest, if at all, based upon the Company’s performance over the three-year period from 2022 through 2024. Performance is measured against a specified revenue target with a penalty if Adjusted EBITDA, a non-GAAP measure, as a percentage of revenue falls below specified levels. The table below indicates the maximum number of performance shares that would be awarded at the completion of the performance period with performance at or above the maximum revenue goal (without an Adjusted EBITDA penalty), and corresponding values using the closing price of a share of PCTEL common stock on the grant date. For the number of performance shares at target, see “2022 Long-Term Incentive Plan” on page 36. No additional shares will be awarded under the 2022 LTIP for performance exceeding the maximum performance goal. Each NEO must be an employee, director or contractor of the Company on the performance determination date to receive the stock award.

Name	Year	Maximum (# of Shares)	Value @ Maximum ($)

David A. Neumann	2022	79,133	391,710

Kevin J. McGowan	2022	56,000	277,200

Rishi Bharadwaj	2022	46,667	231,003

Arnt Arvik	2022	35,000	173,250

Leslie Sgnilek	2022	29,167	144,378

(4)

Non-Equity Incentive Plan Compensation with respect to Mr. Neumann, Mr. McGowan, Mr. Bharadwaj, and Mr. Sgnilek is discussed under “2022 Short-Term Incentive Plan” below. Non-Equity Incentive Plan Compensation with respect to Mr. Arvik is discussed under “Variable Compensation under 2022 Sales Compensation Plan” below.

(5)

All Other Compensation represents matching contributions under the 401(k) plan, group life, accident and disability insurance premiums, healthcare insurance premiums and contributions to Health Savings Accounts, and dividends on unvested restricted stock awards. For Mr. Neumann, it also reflects an annual reimbursement of $3,721 in 2022 and $5,832 in 2021 for financial and tax advisory services and tax preparation. For Mr. Arvik it also reflects $355,042 accrued or paid in 2022 under his Separation Agreement and Release dated December 15, 2022 filed as an exhibit to our Form 10-K, and for Mr. Sgnilek it also reflects $340,148 accrued or paid in 2022 under his Separation Agreement and Release dated November 14, 2022 filed as an exhibit to our Form 10-K.

(6)	Mr. Arvik and Mr. Sgnilek were not NEOs for the fiscal year ended December 31, 2021.

2022 Short-Term Incentive Plan. Mr. Neumann, Mr. McGowan, Mr. Bharadwaj, and Mr. Sgnilek, participated in the 2022 Short-Term Incentive Plan (“2022 STIP”). The 2022 STIP was designed to provide incentive awards for the NEOs and other executive officers based on the achievement of the specifically-identified corporate Adjusted EBITDA and revenue goals. The design of the 2022 STIP weighted achievement of the Adjusted EBITDA goal at 70% and achievement of the revenue goal at 30%. The target Adjusted EBITDA and revenue goals were consistent with the Company’s 2022 financial plan targets. The threshold Adjusted EBITDA was 25% below the target and the maximum Adjusted EBITDA was 25% above the target. The threshold revenue was 8% below the target and the maximum revenue was 8% above the target. Incentive awards for achievements between the threshold and target goals or between the target and maximum goals were determined on a straight-line basis. The 2022 STIP was designed with no incentive award for performance below the threshold and no increased incentive for performance above the maximum. The percentage of base salary paid as the incentive award at the three levels of achievement is assigned to participants by job category and responsibilities.

The determination of Adjusted EBITDA for 2022 incorporates the actual cash payout made to participants under the 2022 STIP, thereby aligning the 2022 STIP participants’ interests directly with those of the stockholders. “Adjusted EBITDA” is a non-GAAP measure that the Company defines as GAAP operating profit, excluding stock compensation expenses, amortization of intangible assets, depreciation, restructuring charges, impairment charges, gain/loss on sale of product lines, acquisition-related expenses, and expenses included in GAAP operating profit to the extent their recovery is recorded below operating profit. We believe that use of this non-GAAP measure facilitates comparability of results over different periods.

The Compensation Committee believed that the target Adjusted EBITDA and revenue goals for the Company were challenging but achievable with significant effort. The Company achieved Adjusted EBITDA of $10.7 million, between the target and maximum. The Company achieved revenue of $99.4 million, slightly below target. The 2022 STIP paid out at 20% above the target award. The 2022 STIP awards were paid 50% in the Company’s common stock and 50% in cash for NEOs, other executive officers, and key managers and 100% in cash for all other participants.

The actual awards under the 2022 STIP for Mr. Neumann, Mr. McGowan, Mr. Bharadwaj, and Mr. Sgnilek are reflected in the Summary Compensation Table above. The table below reflects the amounts of awards that would have been paid under the 2022 STIP had the Company achieved threshold, target, and maximum performance.

	At Threshold(1)		At Target		At Maximum(2)
Name	(% of base salary)	($)	(% of base salary)	($)	(% of base salary)	($)

David A. Neumann	25.0	100,000	100.0	400,000	200.0	800,000

Kevin J. McGowan	15.6	50,230	62.5	200,857	125.0	401,714

Rishi Bharadwaj	14.4	50,185	57.5	200,669	115.0	401,338

Leslie Sgnilek	12.5	32,815	50.0	131,261	100.0	262,521

(1)	The threshold award is equal to 25% of the target award.

(2)	The maximum award is equal to 200% of the target award.

Variable Compensation under 2022 Sales Compensation Plan. As Chief Sales Officer, Mr. Arvik had a 2022 Sales Compensation Plan intended to more directly link his compensation to the performance of the Company’s sales team in generating profitable sales. Mr. Arvik’s variable compensation under his 2022 Sales Compensation Plan was determined based upon the achievement of the assigned sales quota and Adjusted EBITDA (as defined under “Awards Under the 2022 Short-Term Incentive Plan” above) goals. Mr. Arvik’s sales quota was based upon the Company’s total revenue, with the target consistent with the Company’s 2022 financial plan target. Likewise, the target Adjusted EBITDA goal was consistent with the Company’s 2022 financial plan target. The payout factor on each goal accelerates as the level of revenue and Adjusted EBITDA increases, and payouts are capped as described in the table below.

Mr. Arvik’s actual compensation under his 2022 Sales Compensation plan is reflected in the Summary Compensation Table above. The target and maximum variable compensation under Mr. Arvik’s 2022 Sales Compensation Plan are summarized in the table below:

	At Target		At Maximum
Name	(% of base salary) (%)	$	(% of base salary) (1) (%)	$

Arnt Arvik	67.0	176,613	167.5	441,532

(1)	The maximum variable compensation would be payable if the Company had both revenue and Adjusted EBITDA equal to or exceeding 200% of the relevant targets.

2022 Long-Term Incentive Plan. The Long-Term Incentive Plan for 2022 (“2022 LTIP”), consistent with the Long-Term Incentive Plans for 2021 and 2020, featured a substantial percentage of awards subject to performance-based vesting: 67% is a performance incentive award with restricted shares vesting based upon the Company’s revenue growth over a three-year period (the “performance period”) and 33% is a service-based award with restricted shares vesting over three years in equal annual installments. Target performance requires achievement of compound annual growth in revenue of 8% over the performance period (i.e., revenue in 2024 must reflect 8% compound annual growth over revenue in 2021). If the Company achieves the target performance over the performance period, the NEOs will receive the number of performance-based shares indicated in the table below at the conclusion of the performance period, subject to the potential reduction described below relating to achievement of a specified Adjusted EBITDA goal over the performance period. The value of the shares in the table below is calculated using the closing price of a share of PCTEL common stock on the grant date.

	Service- Based Shares (#)	Value of Service- Based Shares ($)	Performance- Based Shares (At Target) (#)	Value of Performance- Based Shares (At Target) ($)	Total # of Shares (#)	Value of Shares Total ($)

David A. Neumann	22,610	116,668	45,219	233,330	67,829	349,998

Kevin J. McGowan	16,000	79,200	32,000	158,400	48,000	237,600

Rishi Bharadwaj	13,333	65,998	26,667	132,002	40,000	198,000

Arnt Arvik	10,000	49,500	20,000	99,000	30,000	148,500

Leslie Sgnilek	8,333	41,248	16,667	82,502	25,000	123,750

					210,829	1,057,848

The actual number of performance-based shares issued to NEOs, if any, will depend upon the Company’s performance relative to target. If the Company achieves greater than the target performance over the performance period, the NEOs will receive more performance-based shares than indicated in the table above, determined in accordance with the table below. The 2022 LTIP payout ranges from 0% to 175% of the target performance award. Achievement of revenue growth between the percentages indicated in the table below will be mathematically interpolated.

Revenue Growth for Performance Period	% of Target Performance Award
0.00% or less	0.00%
1.00%	12.50%
2.00%	25.00%
3.00%	37.50%
4.00%	50.00%
5.00%	62.50%
6.00%	75.00%
7.00%	87.50%
8.00%	100.00%
9.00%	118.75%
10.00%	137.50%
11.00%	156.25%
12.00% or more	175.00%

The foregoing notwithstanding, the number of performance-based shares earned will be reduced by 20% if the Company’s Adjusted EBITDA (as defined in “2022 Short-Term Incentive Plan” on page 35 as a percentage of the Company’s revenue for the performance period is less than 8%. Each NEO must be an employee, director, or contractor of the Company on the performance determination date in order to receive the performance-based award and on the vesting date in order to receive the service-based award.

Awards Under 2019 Long-Term Incentive Plan

As disclosed in our Definitive Proxy Statement for our 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 15, 2020, NEOs and executive officers were granted awards pursuant to the 2019 Long-Term Incentive Plan (“2019 LTIP”) comprised of performance-based restricted stock (67%) vesting based upon the Company’s revenue growth over a three-year period and service-based restricted stock (33%) vesting over three years in equal annual installments. None of the performance-based restricted stock under the 2019 LTIP vested because the minimum revenue growth required for the three-year performance period ending December 31, 2021 was not achieved .

Equity Plans and Awards

Stock Plan.    Equity issued by the Company under the 2022 STIP and under the 2022 LTIP is issued under the PCTEL, Inc. 2019 Stock Incentive Plan (the “2019 Stock Incentive Plan”). The 2019 Stock Incentive Plan replaced the PCTEL, Inc. Stock Plan adopted in 2015 (the “2015 Stock Plan”). Equity awards granted under the 2015 Stock Plan that were earned or vested subsequent to adoption of the 2019 Stock Incentive Plan were nevertheless issued from shares remaining in the 2015 Stock Plan.

Although the Compensation Committee can grant stock options under the 2019 Stock Incentive Plan, no stock options were granted to executive officers during 2021 and 2022. The Compensation Committee has never re-priced previously granted stock options, and both the 2015 Stock Plan and the 2019 Stock Incentive Plan expressly prohibit such re-pricing of previously granted stock options. The 2019 Stock Incentive Plan includes further provisions reflecting equity incentive plan “best practices” intended to protect the interests of our stockholders, including (i) limits on the number of shares that can be issued to an individual in a calendar year, (ii) no “evergreen” provision that automatically increases the number of shares authorized under the plan, (iii) no “recycling” of shares used to, for example, satisfy tax withholding obligations, and (iv) a limit on the number of shares that can be issued without a vesting period of at least one year (i.e., 5% of the aggregate shares available for issuance under the plan).

The following table provides information as of December 31, 2022 about PCTEL common stock that may be issued upon the exercise of outstanding awards and shares remaining for issuance in connection with future awards:

Plan Category	Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)

Equity compensation plans approved by stockholders	513,986	(1)	6.02	(2)	2,853,378	(3)

Equity compensation plans not approved by stockholders	—		—		—

(1)

Includes options, as well as unvested restricted stock awards and restricted stock units subject to service-based vesting. Does not include shares which may be issued under awards subject to performance-based vesting under the Long-Term Incentive Plans for 2020, 2021, and 2022. The actual number of performance-based shares issued will depend upon the Company’s performance and will fall within a range from zero to the maximum number established by the Compensation Committee. As of December 31, 2022, the maximum number of performance-based shares which may be issued under the Long-Term Incentive Plans for 2020, 2021, and 2022 was 912,107 shares. Does not include purchase rights under the PCTEL, Inc. Employee Stock Purchase Plan (the “ESPP”).

(2)	Reflects the weighted average exercise price of options to purchase shares. Does not include purchase rights under the ESPP, restricted stock awards, or restricted stock units.

(3)

Includes 1,576,849 shares available for issuance under the 2019 Stock Incentive Plan, including shares which may be issued under awards subject to performance-based vesting under the Long-Term Incentive Plans for 2020, 2021, and 2022 (see footnote 1). Also includes 1,276,529 shares available for issuance under the ESPP.

Stock Retention Guidelines.    In order to align further the interests of the Company’s NEOs and other Section 16 officers with the interests of the stockholders, the Board of Directors adopted a stock retention policy that prohibits (i) the CEO from selling or otherwise disposing of PCTEL common stock unless, after giving effect to the sale, he holds shares with a market value equal to five times his annual base salary, and (ii) the other NEOs and Section 16 officers from selling or otherwise disposing of PCTEL common stock unless, after giving effect to the sale, such officer holds shares with a market value equal to his/her annual base salary.

Outstanding Equity Awards.    The following table indicates the unexercised options, unvested stock, and equity incentive plan awards for each NEO outstanding as of December 31, 2022:

	Option Awards					Stock Awards(1)
Name	Grant Date	Securities Underlying Unexercised Options (Exercisable) (#)	Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)

David A. Neumann	—	—	—	—	—	35,199	151,356	96,894	(4)	416,644	(4)

Kevin J. McGowan	—	—	—	—	—	24,267	104,348	62,100		267,030

Rishi Bharadwaj	—	—	—	—	—	19,700	84,710	50,367		216,578

Arnt Arvik	—	—	—	—	—	—	—	8,000		34,400

Leslie Sgnilek	—	—	—	—	—	—	—	6,700		28,810

(1)	The vesting of the shares indicated in the table above will occur on the dates indicated in the table below:

David A. Neumann				Kevin J. McGowan			Rishi Bharadwaj
Grant Date	Vesting Date	Number of Shares Vesting		Grant Date	Vesting Date	Number of Shares Vesting	Grant Date	Vesting Date	Number of Shares Vesting

2/5/2020	2/5/2023	3,498		2/5/2020	2/5/2023	1,667	2/5/2020	2/5/2023	1,500

2/5/2020	2023	23,989		2/5/2020	2023	10,000	2/5/2020	2023	9,000

2/4/2021	2/4/2023	4,545		2/4/2021	2/4/2023	3,300	2/4/2021	2/4/2023	2,433

2/4/2021	2/4/2024	4,546		2/4/2021	2/4/2024	3,300	2/4/2021	2/4/2024	2,434

2/4/2021	2024	27,686		2/4/2021	2024	20,100	2/4/2021	2024	14,700

2/22/2022	2/22/2023	7,536		2/9/2022	2/18/2023	5,333	2/9/2022	2/18/2023	4,444

2/22/2022	2/22/2024	7,537		2/9/2022	2/18/2024	5,333	2/9/2022	2/18/2024	4,444

2/22/2022	2/22/2025	7,537		2/9/2022	2/18/2025	5,334	2/9/2022	2/18/2025	4,445

2/22/2022	2025	45,219	(4)	2/9/2022	2025	32,000	2/9/2022	2025	26,667

Arnt Arvik			Leslie Sgnilek
Grant Date	Vesting Date	Number of Shares Vesting	Grant Date	Vesting Date	Number of Shares Vesting

2/5/2020	2023	8,000	2/5/2020	2023	6,700

(2)	The market value is calculated by multiplying the number of shares that have not vested by $4.30, the closing price per share of PCTEL common stock on December 31, 2022.

(3)

The number of performance-based shares is based on achievement of target performance goals and, accordingly, the number of shares actually issued may be less or greater than the number indicated above based upon the Company’s performance relative to target. The vesting date for performance-based shares is dependent on the timing of the completion of the Company’s audit of the final year in the performance period.

(4)	Amounts reflect updated information to correct an administrative error solely in the information in this table as reported in our Form 10-K/A filed on April 28, 2023.

Change of Control and Severance Benefits

The Company has entered into Management Retention Agreements to provide retention benefits to its NEOs and other executive officers upon the occurrence of certain events surrounding a Change of Control. These retention benefits are intended to induce the executive officers to continue to contribute to the success of the Company in the transition period and the post-acquisition period to the extent permitted by the successor or acquirer. A “Change of Control” is an event resulting in (i) the majority of the voting control of the Company being transferred (whether by way of merger, reorganization, or acquisition) or (ii) the sale of all or substantially all of the Company’s assets. The retention benefits offered by the Company to executive officers in connection with a Change of Control are based on a “double trigger” requiring both (i) a completed Change of Control event, and (ii) within 12 months following such Change of Control event, either (x) an involuntary termination of such executive officer’s employment other than as a result of cause, death or disability, or (y) a termination by the executive officer of his or her employment pursuant to a “Voluntary Termination for Good Reason” (as defined in the applicable management retention agreement). The principal retention benefits available to the NEOs and participating executive officers upon satisfaction of both triggers are a lump sum payment of a specified percentage of base salary, acceleration of 100% of any then unvested equity incentives, and Company-paid healthcare benefits for a specified period of time, all as indicated in the table below. The Company does not provide any tax gross-up on retention benefits. The Compensation Committee believes that the level of these benefits would not, in the aggregate, represent a financial deterrent to a buyer or successor entity in considering a combination transaction with the Company. The description of the Management Retention Agreements and the benefits payable thereunder is qualified in its entirety by reference to the Form of Management Retention Agreement, and in the case of Mr. Neumann, the Management Retention Agreement dated May 6, 2020 between PCTEL, Inc. and David A. Neumann, filed as exhibits to our Form 10-K.

Under severance benefits letters with the Company (and in the case of Mr. Neumann, his employment agreement with the Company), the NEOs and other executive officers are also entitled to severance and related benefits in connection with (i) an involuntary termination of such executive officer’s employment other than as a result of cause, death or disability, and (ii) a termination by the executive officer of his or her employment pursuant to a “Voluntary Termination for Good Reason” (as defined in the applicable severance benefits letter or employment agreement) in each case, unassociated with a Change of Control. The principal severance benefits include salary continuation, acceleration of the vesting of certain equity awards, and Company-paid healthcare benefits for a specified period of time. Mr. Neumann would also receive a short-term incentive or other bonus based upon the Company’s actual performance for the performance period pro-rated for the period of employment. The Company does not provide any tax gross-up on severance benefits. The description of the severance benefits letters and the benefits payable thereunder is qualified in its entirety by reference to the Form of Severance Benefits Letter filed as an exhibit to our Form 10-K. The description of the Mr. Neumann’s employment agreement and the benefits payable thereunder is qualified in its entirety by reference to the Employment Agreement dated December 5, 2016 between PCTEL, Inc. and David A. Neumann filed as an exhibit to our Form 10-K.

The table below summarizes the severance and Change of Control benefits for our Named Executive Officers, other than Mr. Arvik and Mr. Sgnilek, as of December 31, 2022. Mr. Arvik’s Separation Agreement and Release provides him with salary continuation for twelve months, accelerated vesting of service-based restricted shares scheduled to vest in February 2023 (other service-based restricted shares were forfeited pursuant to the terms of the awards), entitlement to performance-based shares under the Company’s 2020 Long-Term Incentive Plan, payment under his sales compensation plan as if he had remained employed for the last two weeks of 2022, Company paid healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”) for up to twelve months, and payment for earned but unused paid time off. Mr. Sgnilek’s Separation Agreement and Release provides him with salary continuation for twelve months, accelerated vesting of service-based restricted shares scheduled to vest in February 2023 (other service-based restricted shares were forfeited pursuant to the terms of the awards), entitlement to performance-based shares under the Company’s 2020 Long-Term Incentive Plan, Company paid healthcare coverage under COBRA for up to twelve months, and payment for earned but unused paid time off. These descriptions of Mr. Arvik’s and Mr. Sgnilek’s respective Separation Agreements and Releases are qualified in their entirety by reference to Mr. Arvik’s Separation Agreement and Release dated December 15, 2022 and Mr. Sgnilek’s Separation Agreement and Release dated November 14, 2022 filed as exhibits to our Form 10-K.

	Severance Benefits (i.e., Involuntary Termination Unrelated Related to a Change of Control)						Change of Control Benefits (i.e., Involuntary Termination Within 12 Months of a Change of Control)
Name	Salary Continuation	Short- Term Incentive Plan		Healthcare (in months)	Acceleration of Unvested Options	Acceleration of Unvested Restricted Shares(1)	Multiple of Annual Salary (Paid in Lump Sum)	Healthcare (in months)	Acceleration of Unvested Options	Acceleration of Unvested Restricted Shares(2)

David A. Neumann	12 months	Pro-Rata	(3)	Up to 12 months	100%	100%	2.25x	Up to 12 months	100%	100%

Kevin J. McGowan	12 months	—		Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%

Rishi Bharadwaj	12 months	—		Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%

(1)

The occurrence of an involuntary termination (other than for cause, death or disability) or a Voluntary Termination for Good Reason (as defined in the severance benefits letter) of an NEO (other than the CEO) in 2022 would have resulted in service-based restricted shares partially accelerating as if the NEO had continued to be employed for 12 months. The occurrence of an involuntary termination (other than for cause) or a Voluntary Termination for Good Reason (as defined in the CEO’s employment agreement) of the CEO in 2022 would have resulted in an immediate vesting of all unvested service-based equity awards, and performance-based equity awards would vest and pay out in accordance with the terms thereof on a pro-rated basis for the period of his employment.

(2)

Upon the occurrence of a Change of Control, performance-based equity awards will automatically convert into service-based equity awards with no performance contingencies but with monthly vesting over the performance period; however, in the event of the involuntary termination (other than for cause, death or disability) or Voluntary Termination for Good Reason (as defined in the applicable management retention agreement) of any NEO within 12 months following a Change of Control, all such NEO’s equity awards will immediately vest.

(3)

Under his employment agreement, Mr. Neumann would receive a short-term incentive payment under the 2022 Short-Term Incentive Plan (based upon the Company’s actual performance for the performance period) or other bonus program, pro-rated for the period of employment.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure, as it applies to smaller reporting companies, regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“non-PEO NEOs”) and Company performance for the fiscal years listed below.

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, as adopted by the SEC, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021 and 2022 fiscal years. Note that for our non-PEO NEOs compensation is reported as an average.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non- PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment based on Total Shareholder Return ($)	Net Income ($ Millions)

2022	1,272,293	1,090,498	885,389	803,396	72.15	2,869

2021	893,671	709,085	624,027	539,839	89.65	153

(1)

The PEO in each reporting year is David A. Neumann. The amounts reported as “Compensation Actually Paid to PEO” are computed in accordance with Item 402(v) of Regulation S-K but do not necessarily reflect the amount of compensation actually earned by, or paid to, our PEO in the applicable year. All computations involving shares that may be issued under awards subject to performance-based vesting under the Long-Term Incentive Plans for 2020, 2021, and 2022 are based upon the value of performance-based shares at target, the same basis used in the Summary Compensation Table.

(2)

The non-PEO NEOs for 2022 are Kevin J. McGowan, Rishi Bharadwaj, Arnt Arvik, and Leslie Sgnilek. The non-PEO NEOs for 2021 are Kevin J. McGowan and Rishi Bharadwaj. The amounts reported as “Average Compensation Actually Paid to Non-PEO NEOs” are computed in accordance with Item 402(v) of Regulation S-K but do not but do not necessarily reflect the amount of compensation actually earned by, or paid to, our non-PEO NEOs individually or as a group in the applicable year. All computations involving shares that may be issued under awards subject to performance-based vesting under the Long-Term Incentive Plans for 2020, 2021, and 2022 are based upon the value of performance-based shares at target, the same basis used in the Summary Compensation Table.

(3)	The following table illustrates the adjustments to total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid:

	2022		2021
	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs

Total Compensation from Summary Compensation Table	$1,272,293	$885,389	$893,761	$624,027

Adjustments for Equity Awards

Adjustment for grant date values in Summary Compensation Table	($349,998)	($176,963)	($349,997)	($220,220)

Year-end fair value of unvested awards granted in the current year	$291,665	$153,725	$234,296	$171,050

Year-over-year differences of year-end fair values for unvested awards granted in previous years	($80,608)	($30,666)	($48,800)	($24,691)

Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	($42,854)	($10,327)	($20,175)	($10,327)

Awards granted in prior years that were forfeited during the covered fiscal year	$0	($17,763)	$0	$0

Total Adjustments for Equity Awards	($181,795)	($81,994)	($184,676)	($84,188)

Compensation Actually Paid (as calculated)	$1,090,498	$803,396	$709,085	$539,839

Pay Versus Performance Graphical Description

The illustrations below provide a graphical description of “Compensation Actually Paid” compared to both our cumulative “Total Shareholder Return” and our net income:

HOUSEHOLDING OF ANNUAL PROXY MATERIALS

SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please (i) visit www.proxyvote.com, (ii) call 1-800-579-1639, or (iii) send an email to sendmaterial@proxyvote.com. If sending an email, please include the 16-digit control number indicated on the Notice of Availability.

ANNUAL REPORTS

Our 2023 Annual Report to Stockholders, which includes our annual report on Form 10-K and consolidated financial statements for the fiscal year ended December 31, 2022, is available on our website at https://investor.pctel.com/annual-meeting. You may send a written request to PCTEL, Inc., 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: Company Secretary or to company.secretary@pctel.com, and a copy of our 2023 Annual Report will be sent to you without charge.

OTHER MATTERS

We know of no further matters to be submitted at the meeting. If any other matter is properly presented for a vote at the annual meeting, proxies will be voted in the sole discretion of the proxy holders.

THE BOARD OF DIRECTORS

Dated: May 11, 2022

PCTEL, INC. 471 BRIGHTON DRIVE BLOOMINGDALE, IL 60108

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PCTI2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17543-P93145	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PCTEL, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐

Nominees:

	01)	Steven D. Levy
	02)	David A. Neumann
	03)	Anthony R. Rossabi

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2.	Non-binding advisory vote to approve the Company’s 2022 named executive officer compensation.							☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 Year	2 Years	3 Years	Abstain

3.	Non-binding advisory vote on the frequency of future votes to approve named executive officer compensation.						☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

4.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.							☐	☐	☐

NOTE: Giving your proxy also means that you authorize the persons named as proxies to vote in their discretion on any other matter properly presented at the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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V17544-P93145

PCTEL, INC.

Annual Meeting of Stockholders

June 22, 2023 at 11:00 AM Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints David A. Neumann and Kevin J. McGowan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PCTEL, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Central Time on June 22, 2023, via live audiocast at www.virtualshareholdermeeting.com/PCTI2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side